UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )
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☐	Soliciting Material under § 240.14a-12

The Finish Line, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 5, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 16, 2015, at 9:00 a.m. EDT, to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.  Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.
The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.  Pursuant to the rules of the Securities and Exchange Commission, we have elected to deliver our proxy materials to our shareholders over the Internet.  On June 5, 2015, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2015 Annual Report to Shareholders.  Shareholders who did not receive the Notice of Internet Availability of Proxy Materials will receive a copy of the Proxy Statement and Annual Report by mail.
It is important that your shares are represented and voted at the meeting.  Whether or not you plan to attend the meeting, we urge you to vote promptly. You may vote your shares on the Internet at www.proxyvote.com.  If you received the proxy materials by mail, you may either vote on the Internet at the website identified above, or by signing, dating, and mailing the enclosed Proxy Card in the accompanying self-addressed envelope.  If you attend the meeting, you may withdraw your proxy and vote in person.
If your shares are held in the name of a bank, broker, or other nominee, please follow the instructions on the voting instruction form furnished by such bank, broker, or other nominee in order to vote your shares.  Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder prior to the meeting and bring the proxy to the meeting.
Your interest and participation in the affairs of The Finish Line, Inc. are greatly appreciated.

Respectfully,

Glenn S. Lyon
Chairman and Chief Executive Officer

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
Notice of Annual Meeting of Shareholders
to be held July 16, 2015

TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:
Notice is hereby given that the 2015 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 16, 2015, at 9:00 a.m. EDT, will be conducted for the following purposes:
(1)	To elect three Class II Directors to serve on the Company’s Board of Directors until the 2018 Annual Meeting of Shareholders;
(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2016;
(3)	To vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers; and
(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on May 15, 2015, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Christopher C. Eck
Senior Vice President, General Counsel and Corporate Secretary

Indianapolis, Indiana
June 5, 2015
Your vote is important.  Whether or not you plan to attend the meeting, we urge you to vote promptly.  You may vote your shares over the Internet.  If you received a paper copy of the Proxy Card by mail, you may vote your shares over the Internet or by signing, dating, and mailing the Proxy Card in the envelope provided.  You may revoke your proxy prior to or at the meeting and vote in person if you wish.  If your shares are held by a broker, bank, or other nominee, it is important that they receive your voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the
2015 Annual Meeting of Shareholders to be Held on
July 16, 2015
 9:00 a.m. EDT

Our Proxy Statement for the 2015 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended February 28, 2015 are available at www.finishline.com (click on the Investor Relations link) and www.proxyvote.com.

i

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION OR A CHANGE IN CONTROL	46

DIRECTOR COMPENSATION	50
Fiscal Year 2015 Director Compensation Table	51

AUDIT COMMITTEE REPORT	52
Relationship with Independent Public Accountants	52
Independent Auditor Fee Information	52
Pre-Approval Policies and Procedures	53

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS (Item 2 on your Proxy Card)	53
Required Shareholder Approval	53
Recommendation of the Board of Directors	53

NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (Item 3 on your Proxy Card)	54
Frequency Vote	54
Required Shareholder Approval	55
Recommendation of the Board of Directors	55

PROPOSALS OF SHAREHOLDERS	55

HOUSEHOLDING	56

MISCELLANEOUS	56

ii

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
________________________
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 16, 2015
________________________
PROXY SUMMARY

Annual Meeting of Shareholders

Our 2015 Annual Meeting of Shareholders will be held on Thursday, July 16, 2015, at 9:00 a.m. Eastern Daylight Time (EDT), at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

Eligibility to Vote

Shareholders of record at the close of business on May 15, 2015, are entitled to vote on the items to be considered at the Annual Meeting.

Agenda Items

Shareholders will vote on the following items to be considered at the Annual Meeting:

•	Item 1: To elect three Class II Directors to serve on the Company’s Board of Directors until the 2018 Annual Meeting of Shareholders. The nominees are William P. Carmichael, Richard P. Crystal, and Samuel M. Sato. Additional information about this item can be found under “Election of Class II Directors” below.
•	Item 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2016. Additional information about this item can be found under “Ratification of the Selection of Independent Auditors” below.
•	Item 3: To approve a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers. Additional information about this item can be found under “Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers” below.

Recommendations of the Board of Directors

•	Item 1: The Board unanimously recommends that shareholders vote “FOR” the Class II Director nominees.
•	Item 2: The Board unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.
•	Item 3: The Board unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers.

How to Cast Your Vote

Eligible shareholders can vote by either of the following methods:

•	Internet: Go to www.proxyvote.com (and follow the instructions), until 11:59 p.m. EDT on July 15, 2015.
•	Mail: Mark, sign, and date a Proxy Card and return it to Vote Processing.

Named Executive Officers for Fiscal Year 2015

•	Mr. Glenn S. Lyon, Chief Executive Officer
•	Mr. Samuel M. Sato, President
•	Mr. Edward W. Wilhelm, Executive Vice President, Chief Financial Officer
•	Mr. Bill Kirkendall, Executive Vice President, President of Running Specialty Group
•	Mr. Imran Jooma, Executive Vice President, Chief Omnichannel Officer
•	Mr. Mark S. Landau, Former Executive Vice President, Chief Business Development Officer

Board of Directors and Committees

The Company’s Board of Directors consists of nine members, seven of whom are independent and our Chairman and CEO, Mr. Lyon, and President, Mr. Sato.  The Board has four committees: Audit Committee, Compensation Committee, Governance & Nominating Committee, and Strategy Committee.  The members of all committees, other than the Strategy Committee, are independent Directors.

Director Compensation

Our outside Directors receive annual cash compensation in the form of a retainer ($35,000), with additional amounts for the Lead Director ($15,000), committee chairs ($10,000 or $20,000, depending on the committee), attending regularly scheduled ($2,000) and non-regularly-scheduled ($1,000) Board meetings, and attending committee meetings ($1,500).  Each outside Director also receives an annual grant of Company common stock valued at $90,000.  These amounts are subject to change annually.

Executive Compensation

The overall strategy of the Compensation Committee is the establishment of a competitive and balanced, performance-based compensation structure.  The Company’s executive officer compensation philosophy is performance-driven and heavily incorporates pay for performance.  For a detailed discussion of the Company’s executive compensation structure and programs, as well as its strategy and philosophy, see “Compensation Discussion and Analysis” below.

Compensation Components

Compensation for the Company’s executive officers for fiscal year 2015 consisted of a base salary and performance-based and at-risk incentive pay, including an Executive Officer Bonus Program ("EOBP"), a Running Specialty Group Bonus Plan, a Long-Term Incentive Bonus Program ("LTIB"), and stock-based awards.  Certain metrics must be achieved for the executive officers to receive payouts on the performance-based and at-risk compensation.

Bonus Achievement

For the Company’s fiscal year 2015, other than Mr. Jooma and Mr. Kirkendall who both became executive officers of the Company during fiscal year 2015, no Named Executive Officer achieved higher than 21.5% of the maximum potential payout under the Company Performance Category of the EOBP.  Certain metrics were not achieved, and thus the corresponding payouts amounted to less than 100% of the maximum potential payout.  None of the Named Executive Officers received a payout under the Super Bonus Category of the EOBP based on the Company not meeting its target performance.  In addition, none of the eligible Named Executive Officers received a payout under the Running Specialty Group Bonus Plan for fiscal 2015, as the minimum adjusted operting income goal was not achieved, or under the fiscal year 2013 LTIB, as the performance goal (measured at the end of fiscal year 2015) was not achieved.

For the Company’s fiscal year 2014, no Named Executive Officer achieved higher than 90% of the maximum potential payout under the Company Performance Category of the EOBP, all Named Executive Officers received a payout equal to 5% of the maximum potential payout under the Super Bonus Category of the EOBP, and all eligible Named Executive Officers received a 50% payout under the fiscal year 2012 LTIB (measured at the end of fiscal year 2014).

For the Company’s fiscal year 2013, no Named Executive Officer achieved higher than 41% of the maximum potential payout under the Company Performance Category of the EOBP, none of the Named Executive Officers received a payout under the Super Bonus Category or Executive Team Bonus Category of the EOBP (which is no longer a category under the EOBP after fiscal year 2013), and all eligible Named Executive Officers received a full payout under the fiscal year 2011 LTIB (measured at the end of fiscal year 2013).

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being made available to shareholders on or about June 5, 2015 in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2015 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 16, 2015, at 9:00 a.m. EDT, and any adjournment or postponement thereof.

We have elected to use the “e-proxy” rules adopted by the Securities and Exchange Commission (“SEC”) to furnish our proxy materials to shareholders through a “notice only” model using the Internet.  This delivery process will allow us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery.  On or about June 5, 2015, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) containing instructions on how to access our Proxy Statement and 2015 Annual Report to Shareholders (the “Annual Report”), which includes our financial statements for the fiscal year ended February 28, 2015.  The E-Proxy Notice also provides instructions on how to vote on the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.  On or about June 5, 2015, we also first mailed printed copies of this Proxy Statement, our 2015 Annual Report on Form 10-K, and Proxy Card to our other shareholders who requested such materials.

At the Annual Meeting, the Company’s shareholders will be asked to:

(1)	Elect three Class II Directors to serve on the Board until the 2018 Annual Meeting of Shareholders;
(2)	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2016;
(3)	Vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers; and
(4)	Vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials

You may obtain copies of our public filings, including this Proxy Statement, the form of proxy relating to the Annual Meeting, and our 2015 Annual Report on Form 10-K, without charge, from our website at www.finishline.com (click on the Investor Relations link) or from the SEC’s website at www.sec.gov.  The Company’s stock is traded on the NASDAQ Global Select Market under the ticker symbol FINL.  If you received an E-Proxy Notice and would still like to receive a printed copy of the proxy materials, you may request a paper copy of any of these materials, without charge, on the Internet at www.proxyvote.com.  To receive materials prior to the Annual Meeting, please make your request no later than July 2, 2015.  If you do not request materials pursuant to the foregoing procedures, you may not receive a printed copy of the materials prior to the Annual Meeting.  For meeting directions to Finish Line Customer Central, please call (317) 899-1022, extension 5.

Throughout this Proxy Statement, “Fiscal 2013,” “Fiscal 2014,” “Fiscal 2015,” “Fiscal 2016,” and “Fiscal 2017” represent the fiscal years ended March 2, 2013, March 1, 2014, February 28, 2015, February 27, 2016, and March 4, 2017, respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing and delivering proxy materials to the Company’s shareholders.  In addition to the furnishing of the E-Proxy Notice and this Proxy Statement, proxies may be solicited personally, by telephone, by e-mail, by fax, or by other electronic means of communication by officers or employees of the Company, none of whom will receive additional compensation for such services.  The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s Class A Common Shares (referred to herein as “Class A Common Shares” or “common stock”).

Vote Required

Shareholders of record of the Company’s common stock at the close of business on May 15, 2015 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  On the Record Date, 45,633,980 shares of common stock were outstanding and entitled to vote.  Each outstanding share of common stock entitles the holder thereof to one vote on each matter submitted to the shareholders for a vote.  The holders of a majority of all the votes entitled to be cast at the Annual Meeting must be represented at the meeting, either in person or by proxy, to constitute a quorum.  There must be a quorum for the Annual Meeting to be held.

For the election of Directors, the three nominees receiving the highest number of affirmative votes of the shares of common stock present or represented and entitled to be voted at the Annual Meeting shall be elected.  In this regard, the Company has a policy regarding the resignation of an incumbent Director who receives more votes “withheld” than votes “for” his or her election.  See “Director Resignation Policy” on page 17 below.  Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Shareholders do not have the right to cumulate their votes in the election of Directors.

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2016, to be ratified, and for the non-binding advisory resolution relating to the compensation of the Company’s Named Executive Officers to be approved, more votes must be cast by all holders of shares of common stock in favor of the proposal than are cast against it.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business.  The Company intends to count broker non‑votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.  However, abstentions and broker non-votes will have no effect on the vote for any of the proposals described above.

Voting Procedures
Ensure that your shares can be voted at the Annual Meeting by voting electronically on the Internet, submitting your Proxy Card, or contacting your broker, bank, or other nominee.
Voting Via the Internet.  You may vote via the Internet by going to www.proxyvote.com and following the instructions.  You will need to have the E-Proxy Notice, or if you received a printed copy of the proxy materials, your Proxy Card or voting instruction card, available when voting via the Internet.  If you want to vote via the Internet, you must do so before 11:59 p.m. EDT, on July 15, 2015.  If you vote via the Internet, you do not need to return a Proxy Card.
Voting By Mail.  If you are a beneficial owner, you may vote by mail by signing and dating your Proxy Card or voting instruction card provided by your broker, bank, or other nominee and mailing it in the postage-prepaid envelope provided.  If you are a shareholder of record and you received a printed copy of our proxy materials, you may vote via the Internet, or by signing and dating your Proxy Card or voting instruction card and mailing it in the postage-prepaid envelope provided.  If you are a shareholder of record and received the E-Proxy Notice, please follow the instructions on the E-Proxy Notice in order to obtain a Proxy Card.  If you provide specific voting instructions, your shares will be voted as you instruct.
If your shares are held in the name of a bank, broker, or other nominee, please follow the instructions on the voting instruction form furnished by such bank, broker, or other nominee in order to vote your shares.  Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder prior to the meeting and bring the proxy to the meeting.
If your shares are registered in your name, submit your proxy as soon as possible via the Internet, or if you received a paper copy of the Proxy Card by mail, by signing, dating, and returning the Proxy Card, so that your shares can be voted at the Annual Meeting.  Instructions regarding Internet voting are set forth above and are included in the E-Proxy Notice and the Proxy Card.

Revocability of Proxy

A proxy may be revoked by a shareholder prior to voting at the Annual Meeting by written notice to the Corporate Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting.  Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.  The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the election of the three Class II Director nominees indicated herein to serve on the Board until the 2018 Annual Meeting of Shareholders, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and “FOR” the resolution to approve the compensation of the Company’s Named Executive Officers, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxies.

ELECTION OF CLASS II DIRECTORS

(Item 1 on your Proxy Card)

The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each Director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation, or removal.  The Company believes it is advantageous to, and in the best interests of, the Company and the Company’s shareholders to maintain a classified board of directors for a number of reasons.  First, a classified board of directors helps ensure the continuity and stability of the board’s leadership and policies.  Second, the Company believes a classified board structure facilitates long-term planning and enhances the ability of the board to implement business strategies.  Directors who serve a longer term are less subject to outside influences, thereby encouraging director independence in the analysis and implementation of long-term business strategies.  Finally, the Company believes a classified board of directors will assist the board in protecting the interests of shareholders in the event of an unsolicited offer for the Company.  Having a classified board typically operates to extend the time required to effect a hostile, unsolicited change in control of the board of directors, which reduces the Company’s vulnerability to a coercive takeover attempt and makes it more likely that a potential acquiror would initiate discussions with the existing board since it cannot replace all directors in a single election cycle.  The Company is currently not aware of any such takeover attempt or that one is currently being contemplated.

The term of the Class II Directors, consisting of William P. Carmichael, Richard P. Crystal, and Samuel M. Sato, will expire at the 2015 Annual Meeting of Shareholders.  The term of the Class III Directors, consisting of Stephen Goldsmith, Catherine A. Langham, and Norman H. Gurwitz, will expire at the 2016 Annual Meeting of Shareholders.  The term of the Class I Directors, consisting of Glenn S. Lyon, Dolores A. Kunda, and Torrence Boone, will expire at the 2017 Annual Meeting of Shareholders.

The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the three nominees as Class II Directors of the Company unless otherwise indicated by the shareholder on the Proxy Card.  Those Class II Directors elected at the 2015 Annual Meeting will serve for a three-year term expiring at the 2018 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of their respective death, resignation, or removal.  Management has no reason to believe that the nominees will be unable or unwilling to serve if elected.  If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board may recommend.

Nominees

The nominees for election as Class II Directors of the Company are William P. Carmichael, Richard P. Crystal, and Samuel M. Sato.  Each of such persons currently serves as a Director of the Company.  The nominees for election as Class II Directors of the Company were selected by the Board upon the recommendation of the Governance & Nominating Committee of the Board.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the Class II Director nominees set forth above.  Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy Card).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 15, 2015, information relating to the beneficial ownership of the Company’s common stock by the following persons:

•	Each of the Company’s current Directors and nominees for election as a Director;
•	The Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s three most highly compensated executive officers serving at the end of Fiscal 2015 (other than the Chief Executive Officer and Chief Financial Officer) (each, a Named Executive Officer (“NEO”), and together as a group, the “NEOs”);
•	All of the Company’s current executive officers and Directors as a group; and
•	Each other person known by the Company to beneficially own more than five percent of the Company’s outstanding common stock.
Information with respect to the Directors and NEOs is based on the Company’s records and data supplied by each of the Directors and NEOs.  Information with respect to beneficial owners of more than five percent of the outstanding common stock is based on filings those persons have made with the SEC.

Name and Position	Number of Shares(1)		Stock Options Exercisable within 60 days(2)	Total Shares Beneficially Owned	% of Shares(3)
Glenn S. Lyon Chairman and Chief Executive Officer	439,971	(4)	192,900	632,871	1.4%
Samuel M. Sato President and Director	196,028	(5)	55,896	251,924	*
Edward W. Wilhelm Executive Vice President, Chief Financial Officer	72,779	(6)	77,765	150,544	*
Bill Kirkendall Executive Vice President, President of Running Specialty Group	31,847	(7)	4,686	36,533	*
Imran Jooma Executive Vice President, Chief Omnichannel Officer	22,763	(8)	–	22,763	*
Mark S. Landau Former Executive Vice President, Chief Business Development Officer	33,168		39,741	72,909	*
Stephen Goldsmith Director	29,045	(9)	24,000	53,045	*
William P. Carmichael Director	43,636	(9)	–	43,636	*
Catherine A. Langham Director	24,436	(9)	22,000	46,436	*
Dolores A. Kunda Director	29,988	(9)	–	29,988	*
Norman H. Gurwitz Director	7,412	(9)	–	7,412	*
Richard P. Crystal Director	23,824	(9)	–	23,824	*
Torrence Boone Director	13,370	(9)	–	13,370	*
All current executive officers and Directors as a group (14 persons)**	988,660		406,236	1,394,896	3.1%

Other 5% Beneficial Owners	Number of Shares	Stock Options Exercisable within 60 days	Total Shares Beneficially Owned	% of Class(3)
Royce & Associates, LLC(10)	5,895,140	–	5,895,140	12.9%
BlackRock, Inc.(11)	4,230,366	–	4,230,366	9.3%
The Vanguard Group, Inc.(12)	3,190,567	–	3,190,567	7.0%
Citadel Advisors LLC(13)	2,394,669	–	2,394,669	5.2%
_____________________________
*	Represents less than 1% of the Company’s outstanding shares of common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote 3 below.
**	Excludes Mark S. Landau, the Company’s former Executive Vice President, Chief Business Development Officer, who resigned from the Company effective December 5, 2014. Mr. Landau is disclosed in the table above because he is an NEO of the Company for Fiscal 2015, as determined pursuant to Regulation S-K Item 402(a)(3)(iv), despite the fact he is currently not employed by the Company.
(1)	Each executive officer and Director has sole voting and investment power with respect to the shares listed, unless otherwise indicated, and the address for the executive officers and Directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.
(2)	The executive officers and Directors listed have the right to acquire the number of shares of common stock reflected in this column within 60 days of May 15, 2015.
(3)	For each individual or group disclosed in the table above, the figures in this column are based on 45,633,980 shares of common stock issued and outstanding as of May 15, 2015, plus the number of shares of common stock each such individual or group has the right to acquire on or within 60 days after May 15, 2015, computed in accordance with Rule 13d‑3(d)(1) under the Exchange Act.
(4)	Includes 50,635 shares of restricted stock held by Mr. Lyon pursuant to grants received on March 30, 2015 under The Finish Line, Inc. 2009 Incentive Plan. Mr. Lyon has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(5)	Includes 26,377 shares of restricted stock held by Mr. Sato pursuant to grants received on March 30, 2015 under The Finish Line, Inc. 2009 Incentive Plan. Mr. Sato has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(6)	Includes 10,843 shares of restricted stock held by Mr. Wilhelm pursuant to grants received on March 30, 2015 under The Finish Line, Inc. 2009 Incentive Plan. Mr. Wilhelm has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(7)	Includes 8,592 shares of restricted stock held by Mr. Kirkendall pursuant to grants received on March 30, 2015 under The Finish Line, Inc. 2009 Incentive Plan. Mr. Kirkendall has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(8)	Includes 11,232 shares of restricted stock held by Mr. Jooma pursuant to grants received on March 30, 2015 under The Finish Line, Inc. 2009 Incentive Plan. Mr. Jooma has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(9)	For each Director, includes 3,405 shares of restricted stock held by the Director pursuant to grants made to each Director on July 17, 2014 under The Finish Line, Inc. 2009 Incentive Plan. Under the terms of the grants, all the shares will vest in one tranche on July 17, 2015. Each Director has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(10)	This information is based solely on a Schedule 13G/A filed on behalf of Royce & Associates, LLC (“Royce”) with the SEC as of December 31, 2014. The address of Royce is 745 Fifth Avenue, New York, New York 10151. Royce has sole voting and dispositive power with respect to all 5,895,140 of the reported shares.
(11)	This information is based solely on a Schedule 13G/A filed on behalf of BlackRock, Inc. (“BlackRock”) with the SEC as of December 31, 2014. The address of BlackRock is 55 E. 52nd Street, New York, New York 10022. BlackRock has sole voting power with respect to 4,112,755 of the reported shares, and sole dispositive power with respect to all 4,230,366 of the reported shares.
(12)	This information is based solely on a Schedule 13G/A filed on behalf of The Vanguard Group, Inc. (“Vanguard”) with the SEC as of December 31, 2014. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has sole voting power with respect to 65,438 of the reported shares, sole dispositive power with respect to 3,128,929 of the reported shares, and shared dispositive power with respect to 61,638 of the reported shares.
(13)	This information is based solely on a Schedule 13G jointly filed with the SEC as of May 13, 2015 on behalf of Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings III LP (“CAH3”), Citadel GP LLC (“CGP”), and Mr. Kenneth Griffin (collectively, with Citadel Advisors, CAH3, and CGP, the “Citadel Reporting Persons”). The address of the Citadel Reporting Persons is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603. Citadel Advisors is the portfolio manager for Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company (“CG”), Citadel Equity Fund Ltd., a Cayman Islands limited company (“CEF”), and Surveyor Capital Ltd., a Cayman Islands limited company (“SC”). Citadel Advisors II, LLC, a Delaware limited liability company (“CA2”), is the portfolio manager of Citadel Quantitative Strategies Master Fund Ltd., a Cayman Islands limited company (“CQ”). CAH3 is the managing member of Citadel Advisors and CA2. CALC III LP, a Delaware limited partnership (“CALC3”), is the non-member manager of Citadel Securities LLC, a Delaware limited liability company (“Citadel Securities”). CGP is the general partner of CALC3 and CAH3.  Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP.  CG, CEF, SC, CQ, and Citadel Securities are the direct owners of the subject securities.  Citadel Advisors has shared voting and dispositive power with respect to 2,233,449 of the reported shares, CAH3 has shared voting and dispositive power with respect to 2,378,598 of the reported shares, and CGP and Mr. Griffin have shared voting and dispositive power with respect to all 2,394,669 of the reported shares.

MANAGEMENT

Executive Officers and Directors

Executive officers of the Company are appointed by and serve at the discretion of the Board.  Unless otherwise stated below, there are no family relationships among any Directors or executive officers of the Company.  The executive officers, Directors, and nominees for Director of the Company are as follows:

Name	Age	Position	With the Company Since
Glenn S. Lyon	64	Class I Director, Chairman of the Board, and Chief Executive Officer	2001
Samuel M. Sato	51	Class II Director and President / Nominee for Director	2007
Edward W. Wilhelm	56	Executive Vice President, Chief Financial Officer	2009
Daniel S. Marous	47	Executive Vice President, IT and Supply Chain	2013
Melissa A. Greenwell	48	Executive Vice President, Chief Human Resources Officer	2008
Bill Kirkendall	61	Executive Vice President, President of Running Specialty Group	2001
Imran Jooma	43	Executive Vice President, Chief Omnichannel Officer	2015
Dolores A. Kunda	59	Class I Director	2008
Torrence Boone	46	Class I Director	2011
William P. Carmichael	71	Class II Director / Nominee for Director	2003
Richard P. Crystal	70	Class II Director / Nominee for Director	2009
Stephen Goldsmith	68	Class III Director	1999
Catherine A. Langham	57	Class III Director	2006
Norman H. Gurwitz	68	Class III Director	2009

Mr. Glenn S. Lyon is currently the Chief Executive Officer of the Company, serving in such capacity since December 2008, and Chairman of the Company’s Board of Directors, serving in such capacity since July 2010.  Mr. Lyon is also currently a member of the Strategy Committee of the Board.  Mr. Lyon was originally elected to the Board in January 2009.  He served as President of the Company from October 2003 to December 2008 and Executive Vice President from September 2001 to October 2003, as well as the Company’s Chief Merchandising Officer from 2001 until 2007.  Prior to joining the Company, Mr. Lyon served as President/CEO of Paul Harris Stores, Inc., a women’s apparel retailer, from March 2000 to February 2001.  From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group.  Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing.  Mr. Lyon started his career in 1973 at Macy’s N.Y., where he spent 10 years in various merchandising positions.  He has extensive experience in corporate governance, operational management, and strategic planning developed from over 40 years in the retail industry.  His experience and leadership skills provide the Board with valuable in-depth knowledge of the retail industry, which were significant factors in assisting the Board to reach its decision to appoint Mr. Lyon as Chairman.

Mr. Samuel M. Sato is currently the President of the Company, serving in such capacity since October 2014, and is also a Director of the Company, also serving in such capacity since October 2014.  Mr. Sato previously served as the President, Finish Line Brand from October 2012 to October 2014, and as the Company’s President and Chief Merchandising Officer from October 2010 to September 2012.  Mr. Sato is currently a member of the Strategy Committee of the Board.  Previously, he served as Executive Vice President, Chief Merchandising Officer upon joining the Company in March 2007.  Mr. Sato began his career at Nordstrom Inc. in 1985.  He was Regional Merchandise Manager, Menswear and Footwear, in the Northeast and Mid-Atlantic regions of Nordstrom, then served as Divisional Merchandise Manager, Shoes.  Mr. Sato was promoted to Vice President and Corporate Merchandise Manager for the Men’s Shoes Division of Nordstrom in 1999.  Mr. Sato has been involved in the retail industry for over 30 years.

Mr. Edward W. Wilhelm is currently Executive Vice President, Chief Financial Officer, of the Company, serving in such capacity since joining the Company in March 2009.  Previously, Mr. Wilhelm served as Executive Vice President and Chief Financial Officer of Borders Group, Inc. from 2000 to 2009.  From 1997 to 2000, Mr. Wilhelm was Vice President of Planning, Reporting, and Treasury for Borders Group, Inc. and served as Vice

President of Finance from 1994 through 1997.  Mr. Wilhelm is a Certified Public Accountant and has over 20 years of experience in the finance and retail industries.

Mr. Daniel S. Marous is currently Executive Vice President, IT and Supply Chain, of the Company, serving in such capacity since August 2013.  Mr. Marous also served as the Company’s Senior Vice President of Supply Chain from March 2013 to August 2013.  From 1998 to 2013, he held various positions at Staples Inc., including Vice President, Fulfillment and Delivery Operations, Vice President, Supply Chain and Supply Chain Programs, Vice President, GMM Office Décor and Merchandise Finance, Vice President, General Merchandising Manager (Technology), Vice President, Supply Chain and Inventory Management, Director of Inventory Management and Delivery, Director of Logistics, and Distribution Strategy Manager.  Previously, Mr. Marous served in finance and budget manager and analyst roles at Proctor and Gamble Company.  Mr. Marous has 20 years of experience in finance, merchandising, and supply chain positions.

Ms. Melissa A. Greenwell is currently Executive Vice President, Chief Human Resources Officer, of the Company, serving in such capacity since June 2013.  Ms. Greenwell served as the Company’s Vice President and Senior Vice President of Human Resources from December 2008 to May 2013.   Previously, she served as Director, Human Resources, of Sallie Mae, Inc. from 2005 to 2008. Throughout her 15-year career in human resources, Ms. Greenwell also has held positions as Vice President, Human Resources, of Brightpoint North America, Vice President, Human Resources, at JP Morgan Chase (formerly Union Acceptance Corporation), Vice President, Human Resources, at Oak Street Mortgage, and Vice President, Human Resources, at Made2Manage Systems.  Earlier in her career, Ms. Greenwell served as a leader of Business Process Reengineering with Alcoa Closure Systems International and led their customer service organization.  Ms. Greenwell is a certified coach through the Indiana University Alumni Association Marshall Goldsmith Leadership Development and Executive Coaching Academy and holds a Professional Human Resources Certification (PHR).

Mr. Bill Kirkendall is currently Executive Vice President of the Company and President of Running Specialty Group, serving in such capacity since April 25, 2014, and a non-Director member of the Strategy Committee of the Company’s Board of Directors, serving in such capacity since March 23, 2015.  Prior to joining the Company, Mr. Kirkendall served as Managing Partner / President of Glen Oaks Country Club, a private golf country club and residential community in West Des Moines, Iowa.  In addition, he was a Partner in D.A. Weibring/Golf Resources Group, a worldwide golf course design, management, and consulting firm, from 2006 until April 2014, and served as lead advisor for its Board of Advisors.   Mr. Kirkendall served as a Director of the Company from July 2001 to April 2014.  From October 1999 to November 2002, Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment.  Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999.  Mr. Kirkendall held the following positions with Etonic Inc. (Etonic, Tretorn, Puma USA), a distributor, manufacturer, and licensee of athletic footwear and apparel, from 1982 to 1998: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from 1991 to 1998.  From 1976 to 1982, Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company.  Mr. Kirkendall has a wealth of experience in the athletic / sporting goods retail and management industries.

Mr. Imran Jooma is currently Executive Vice President, Chief Omnichannel Officer, of the Company, serving in such capacity since February 9, 2015.  In his current role, Mr. Jooma oversees all of the Finish Line brand’s customer-facing touch points and provides vision, leadership, and strategy for developing and implementing the Company’s omnichannel initiatives.  He is responsible for growing online, mobile, and brick-and-mortar segments of the business in addition to creating seamless online and offline experiences that deliver value and customer satisfaction.  Prior to joining the Company, Mr. Jooma was Executive Vice President and President of online, marketing, pricing, and financial services at Sears Holding Company from June 2007 to February 2015 and previously held key leadership positions at Circuit City from January 2004 to June 2007 and at OfficeMax from May 1998 to January 2004.

Ms. Dolores A. Kunda has served as a Director of the Company since October 2008.  Ms. Kunda currently serves as Executive Director of the Latino Corporate Directors Association.  She is the founder and former President and CEO of Lápiz, one of the largest Hispanic advertising agencies in the United States, and former President of Leo Burnett Puerto Rico.  Lápiz is a division of Leo Burnett USA and all entities are part of French communications holding company, Publicis Groupe.  Ms. Kunda served as director for Lenox Group Inc. from October 2006 to April 2009, and was a member of the audit committee.  Ms. Kunda has been involved in the marketing and advertising field for over 29 years, focusing on the general market, Mexico, the U.S. Hispanic market, and Puerto Rico.  Ms. Kunda brings valuable marketing experience to the Board and has particular expertise with respect to the U.S. Hispanic community, which is valuable in community outreach, branding, and diversity initiatives.

Mr. Torrence Boone has served as a Director of the Company since August 2011.  As Managing Director of Agency Business Development for Google since 2010, Mr. Boone is responsible for driving Google’s strategy and relationships with marketing and advertising agencies across the Americas.  Prior to joining Google, Mr. Boone was global CEO of Enfatico, a full-service, integrated agency, from 2008 to 2010, and from 2001 to 2008 he was a senior executive of Digitas, including serving as President of the digital marketing agency’s flagship Boston region.  He also previously served as Vice President and General Manager of digital marketing agency, Avenue A (now Razorfish), and was a Senior Manager at Bain & Company.  Mr. Boone brings a depth of knowledge and experience in digital marketing as well as strong business acumen to the Board.

 Mr. William P. Carmichael has served as a Director of the Company since July 2003.  Mr. Carmichael currently serves as Chairman of the Board of Trustees of the Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Master Investment Trust, Columbia Funds Variable Insurance Trust I, and Columbia ETF Trust.  He also currently serves as Chairman of two closed-end funds, Columbia Seligman Premium Technology Growth Fund and Tri-Continental Corp., and is a Board member and the audit committee chair of International Textile Group, Inc.  From 1998 to 2001, Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998.  Prior to The Succession Fund, Mr. Carmichael served for 26 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and Vice President of Esmark, Inc. from 1973 to 1984.  Mr. Carmichael has served as a director of Cobra Electronics Corporation since 1994.  During the past five years, Mr. Carmichael also served as a director of Simmons Company (from May 2004 to January 2010) and McMoRan Exploration Co. (from 2010 to June 2013).  Mr. Carmichael has extensive experience in corporate finance, accounting, and financial management, and this experience enables Mr. Carmichael to provide valuable guidance to the Board with respect to analyzing its operating results, financial condition, and strategic plans.

Mr. Richard P. Crystal has served as a Director of the Company since October 2009.  Mr. Crystal retired as Chairman and Chief Executive Officer of New York & Company, a women’s clothing retailer, in 2011.  He joined New York & Company in 1996 as President and Chief Executive Officer of what was then Lerner New York.  In 2002, Lerner New York became a privately held organization and became known as New York & Company.  During his tenure, Mr. Crystal continued to lead the organization as its President and Chief Executive Officer, and in 2004, New York & Company became a public company, with Mr. Crystal serving as Chairman and Chief Executive Officer.  As a director of New York & Company, Mr. Crystal served on the nomination and governance committee from 2004 through 2009.  Earlier in his career, Mr. Crystal was with R.H. Macy/Federated for 20 years, where he served in a variety of senior management positions, culminating in his appointment as Chairman and Chief Executive Officer, Product Development and Macy Specialty Stores, which included the Aéropostale and Charter Club chains.  He began his career with Stern’s Department Store in 1966, based in New York City.  Mr. Crystal is an experienced leader with over 30 years of experience in the retail industry, which enhances his ability to provide guidance to the Board on the assessment of business and retail industry trends and strategic planning.

Mr. Stephen Goldsmith has served as a Director of the Company since July 1999.  Mr. Goldsmith is currently a Managing Director of Huron Consulting Group, a provider of business consulting services, and the Daniel Paul Professor of Government and Director of the Innovations in American Government Program at Harvard University’s Kennedy School of Government.  Previously, Mr. Goldsmith served as a Senior Strategic Advisor and Independent Consultant to the international law firm of McKenna Long and Aldridge LLP and as the Deputy Mayor of Operations for New York City, serving under Mayor Michael Bloomberg.  From 2001 to 2005, he served as Senior Vice President of ACS State and Local Solutions.  Mr. Goldsmith served as Mayor of the City of Indianapolis from January 1992 to December 1999.  During the past five years, Mr. Goldsmith also served as a director of U.S. Infrastructure Corporation.  Mr. Goldsmith has particular expertise in public affairs and government relations, and has extensive experience in corporate governance, operational leadership, and advising on matters relating to structured finance.  This background and experience enables Mr. Goldsmith to provide valuable guidance to the Board, especially with respect to strategic planning and assessment of trends in public policy issues relevant to the Company’s business.

Ms. Catherine A. Langham has served as a Director of the Company since April 2006.  Ms. Langham is the co-founder, President, and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing, and distribution.  Ms. Langham has also served as a director of Celadon Group, Inc., a domestic and international truckload carrier, since July 2007 and is a member of Celadon Group’s audit, governance, and compensation committees.  Additionally, Ms. Langham has served as a director, member of the audit committee, and chair of the nominating and governance committee of H.H. Gregg, a specialty retailer of consumer electronics, home appliances, mattresses, and related services, since February 2010.  Ms. Langham is an experienced leader with over 25 years of experience in logistics and supply chain, which enables her to provide valuable guidance to the Company with respect to freight transportation, marketing, and distribution matters, as well as overall insightful business judgment.

Mr. Norman H. Gurwitz has served as a Director of the Company since July 2009.  From 1986 through 2009, Mr. Gurwitz served as an advisor to and Vice President, Corporate Counsel, and Director of Human Resources of Emmis Communications Corporation, an owner and operator of radio stations and magazines throughout the United States.  Prior to joining Emmis, Mr. Gurwitz was with the Internal Revenue Service in Washington, D.C. for four years and was in private legal practice focusing on corporate matters in Indianapolis for 10 years.  He also previously served on the Board of Visitors of the Indiana University Robert H. McKinney School of Law in Indianapolis.  Mr. Gurwitz has particular expertise in strategic planning, operational management, and corporate finance matters, which enables him to provide valuable guidance to the Board with respect to analyzing the Company’s operating results, financial condition, and strategic plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and shareholders who beneficially own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC.  Officers, directors, and greater than 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4, and 5 that they file.

Based solely on the Company’s review of the copies of the forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for certain fiscal years, the Company believes that all of its officers, Directors, and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during Fiscal 2015.

Code of Ethics

The Company’s Code of Ethics, which is applicable to all Company officers, Directors, and employees, is available on the Company’s website at www.finishline.com, under Investor Relations/Corporate Governance/Governance Documents.  The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or, as required, in a report on Form 8-K.

Succession Planning

The Company’s executive management positions are a central component of the organization’s success.  Ensuring that the functions of the executive team are well understood by the Board is important for safeguarding the Company against unplanned and unexpected change.  This kind of risk management is equally helpful in facilitating a smooth leadership transition when it is predictable and planned.  The Company adopted an Emergency Succession Plan, which was formulated by the Governance & Nominating Committee of the Board and Company management, on January 18, 2012.  The Emergency Succession Plan reflects the Company’s commitment to sustaining a healthy, functioning organization.  The purpose of the Emergency Succession Plan is to ensure that leadership has adequate information and a strategy to effectively manage the Company in the event that a senior executive officer is unable to fulfill his or her duties.  In the event of the unexpected death, incapacity, or resignation of a senior executive officer, the Emergency Succession Plan provides for the executive’s successor in such circumstances.  Board Advisor, an independent consulting firm, initially assisted the Board in formulating a succession plan.  The Governance & Nominating Committee periodically reviews emergency and non-emergency management succession policies and procedures and provides updates to the full Board.  In this regard, the committee develops profiles of the appropriate responsibilities, attributes, and requirements for the Company’s senior executive officer positions which reflect the Company’s business functions, vision, and strategy.

BOARD OF DIRECTORS, COMMITTEES, AND MEETINGS

Independence of Directors

The Board has determined that the majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”).  The independent Directors of the Board include Stephen Goldsmith, William P. Carmichael, Catherine A. Langham, Dolores A. Kunda, Norman H. Gurwitz, Richard P. Crystal, and Torrence Boone.  In addition, the members of all committees of the Board, other than the Strategy Committee, are independent directors, and all members of the Audit Committee and Compensation Committee satisfy the independence requirements set forth in SEC rules and the NASDAQ listing standards.

Meetings and Committees of the Board of Directors

The Board held 5 meetings in Fiscal 2015, and all Directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members.  Members of the Board are expected to attend the Company’s Annual Meeting.  All of the then active Board members attended the 2014 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, Compensation Committee, Governance & Nominating Committee, and Strategy Committee.  The Audit Committee is comprised of Mr. Carmichael (Chair), Ms. Langham, and Mr. Gurwitz.  The Compensation Committee is comprised of Ms. Langham (Chair), Ms. Kunda, Mr. Gurwitz, and Mr. Crystal.  The Governance & Nominating Committee is comprised of Mr. Goldsmith (Chair), Ms. Kunda, and Mr. Boone.  The Strategy Committee is comprised of Messrs. Crystal (Chair), Goldsmith, Boone, Lyon, and Sato, and Mr. Kirkendall, the Company’s Executive Vice President, President of Running Specialty Group, who is a non-Director member of the committee.

Audit Committee

The Audit Committee is appointed by the Board and is comprised solely of independent directors (as defined in SEC rules and the NASDAQ listing standards).  The Audit Committee appoints the Company’s independent registered public accounting firm each year and approves the terms of the engagement and associated compensation.  It also approves services that may be proposed by the independent registered public accounting firm, as well as any services provided by other professional financial services providers.  The Audit Committee monitors and oversees the quality and integrity of the Company’s accounting processes, systems of internal controls, and related enterprise risk management (“ERM”).  Each member of the Audit Committee meets the NASDAQ financial knowledge requirements, and the Board has determined that Mr. Carmichael, the Chair of the Audit Committee, meets NASDAQ’s professional experience requirements and qualifies as an “audit committee financial expert” as defined by SEC rules.  The Audit Committee is charged with reviewing and monitoring all contemplated related party transactions.  At each quarterly meeting, the Audit Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Audit Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Audit Committee met 8 times during Fiscal 2015.

Compensation Committee

The Compensation Committee is appointed by the Board and is comprised solely of independent directors (as defined in the NASDAQ listing standards) and outside directors (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).  The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation structure of the Company’s executive officers, including reviewing and approving the compensation structure of the Chief Executive Officer, and the Board members.  In consultation with the Chief Executive Officer and other Company management, the Compensation Committee also reviews and approves the compensation structure for the other executive officers of the Company.  When the Compensation Committee discusses and approves compensation for the Company’s Chief Executive Officer, the Charter of the committee requires the Chief Executive Officer to not be present and, if applicable, recuse himself from such discussions, and for no other executive officer of the Company to be present.  Decisions concerning the compensation structure of the Chief Executive Officer are approved by the Compensation Committee.  The Compensation Committee is responsible for administering the Company’s compensation plans, including The Finish Line, Inc. 2009 Incentive Plan, as amended and restated (the “2009 Incentive Plan”).  At each quarterly meeting, the Compensation Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Compensation Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Compensation Committee met 6 times during Fiscal 2015.

Governance & Nominating Committee

The Governance & Nominating Committee is appointed by the Board and is comprised solely of independent directors (as defined in the NASDAQ listing standards).  The Governance & Nominating Committee assists the Board in the oversight of corporate governance matters, including developing and recommending criteria and policies relating to the service and tenure of directors.  It also is responsible for identifying and reviewing potential candidates for the Board and making recommendations to the Board for the nomination and election of directors.  The Governance & Nominating Committee reviews succession planning recommendations for the Company’s senior executive officers, including the Chief Executive Officer.  The Governance & Nominating Committee is tasked with assessing the Board’s performance and the Chief Executive Officer’s performance on an annual basis.  In addition, the Governance & Nominating Committee regularly reviews the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legal and regulatory updates, and is responsible for reviewing and assessing the adequacy of the Company’s corporate governance principles annually.  It also encourages and approves on-going Director education and development.  At each quarterly meeting, the Governance & Nominating Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Governance & Nominating Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Governance & Nominating Committee met 4 times during Fiscal 2015.

In determining whether to nominate a candidate for election to the Board, the Governance & Nominating Committee considers various criteria, such as the recommendations of fellow Directors, a candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and diversity, bearing in mind the composition and requirements of the Board at that point in time.  While the Governance & Nominating Committee does not have a formal policy regarding board diversity, the committee assesses the effectiveness of its efforts to have a diverse Board by periodically reviewing the current Board members for geographic, occupational, gender, race, and age diversity.  Candidates are identified through a variety of sources, including current and past members of the Board, officers of the Company, individuals personally known by members of the Board, and research.  The Governance & Nominating Committee will consider shareholder recommendations of candidates when the recommendations are properly submitted.  To be considered, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement below entitled “Proposals of Shareholders,” and must comply with the notice, information, and consent provisions set forth in the Company’s Bylaws.  Shareholder nominees will be evaluated under the criteria set forth above.  To recommend a prospective nominee for the Board’s consideration, a shareholder may submit a candidate’s name and qualifications to The Finish Line, Inc., Board of Directors, at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235), in care of the Corporate Secretary.

Strategy Committee

The Strategy Committee is appointed by the Board and is comprised of independent directors (as defined in the NASDAQ listing standards), the Chairman of the Board and Chief Executive Officer of the Company, and up to two other members of Company management involved directly in strategy development and implementation.  The Strategy Committee reviews strategic plans and initiatives of the Company and provides advice and insight to Company management relating to the development and implementation of strategic plans.  It also serves as a sounding board for Company management on strategic issues, identifies and evaluates potential business or competitive concerns that the Company may face, and reviews resources available to Company management and resource allocation in connection with the Company’s strategy and strategic initiatives.  At each quarterly meeting, the Strategy Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Strategy Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Strategy Committee met 4 times during Fiscal 2015.

Director Resignation Policy

Effective March 26, 2015, the Board adopted a Director resignation policy to address the situation in which a nominee for Director in an uncontested election to the Company’s Board receives more votes “withheld” than votes “for” his or her election.  The policy provides that any incumbent nominee for Director in an uncontested election who receives a greater number of votes affirmatively “withheld” with respect to his or her election than votes “for” such election (a “majority withhold vote”) shall promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote.  The Governance & Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject the resignation or take other action.  In making its recommendation, the committee will consider all relevant factors, including, but not limited to, (i) the underlying reasons shareholders withheld their votes (if ascertainable), (ii) the length of service and qualifications of the Director whose resignation has been tendered, (iii) the Director’s contributions to the Company, (iv) the overall composition of the Board and compliance with applicable laws, regulations, and stock exchange listing standards, and (v) whether accepting the resignation is in the best interests of shareholders and the Company.  The Board will act on the committee’s recommendation no later than its first regularly scheduled meeting following certification of the shareholder vote, but in no case later than 120 days after the vote certification.  Following the committee’s recommendation and the Board’s decision, the Company will promptly publicly disclose its decision whether to accept or reject each tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.

Any Director who tenders his or her resignation under the policy will not participate in the committee recommendation or Board consideration of the resignation.  However, such Director will otherwise remain as an active Board member unless and until the resignation becomes effective.  If a majority of the Governance & Nominating Committee members receive a majority withhold vote at the same election, then the independent Directors who did not receive a majority withhold vote will appoint a committee amongst themselves to consider the tendered resignations.  If the only Directors who did not receive a majority withhold vote in the same election constitute four or fewer Directors, then all the independent Directors may participate in the Board consideration of the tendered resignations, except that no Director will participate in the vote on his or her own resignation.

While this summary reflects the current terms of the Board’s Director resignation policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate.  The Director resignation policy is posted on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents, and a copy will be provided free of charge to any shareholder submitting a written request to the Company’s Corporate Secretary, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

Leadership Structure of the Board of Directors

The Company’s Bylaws currently provide that the Chairman of the Board may simultaneously serve as the Chief Executive Officer of the Company and shall preside at all Board and shareholder meetings.  The Board evaluates, from time to time as appropriate, whether the same individual should serve as Chairman of the Board and Chief Executive Officer or whether these positions should be held by different individuals, based on what the Board considers to be in the best interests of the Company and its shareholders.  In this regard, the Board has chosen to permit the same individual to serve as both Chief Executive Officer and Chairman of the Board because the Board believes this combined role can promote unified leadership and direction for the Board and Company management, and also allows for a single, clear focus for the chain of command to execute the Company’s business plans.  Currently, Mr. Lyon serves as both Chairman of the Board and Chief Executive Officer of the Company, which the Board believes has positively served the Company’s interests because of the efficiencies of having the roles combined.  By combining the performance of these responsibilities, Mr. Lyon is able to optimize his first-hand knowledge of the operations of the Company, which facilitates his leadership of the Board regarding the Company’s business by allowing the Board to have the benefit of his insight and perspective on the affairs of the Company during its deliberations.  The Board believes this is an appropriate leadership structure for the reasons set forth above and in light of the fact that the Board has an independent Lead Director as discussed below.  To ensure the preservation of good governance, the Board has and will continue to maintain the position of Lead Director so that there will be a strong, independent leader in place to facilitate the consideration of matters and actions taken by the non-employee, independent Directors.  Mr. Lyon is not considered an “independent director” under the NASDAQ listing standards.

Since July 2011, Mr. William Carmichael has served as Lead Director of the Board.  The Board’s independent Directors appoint a Lead Director each year to serve in such capacity for a one-year term. The Lead Director is tasked with helping develop agendas for each of the Board’s meetings and presiding as the chair of executive sessions which are generally held in conjunction with each of the Board’s regularly scheduled meetings.  The Lead Director is also tasked with identifying and developing, in conjunction with the Chairman of the Board and the Governance & Nominating Committee, the Board’s compositional needs and criteria for Director candidates, and coordinating responses to questions and/or concerns from shareholders or other interested parties that may be communicated to the Company’s non-employee Directors.  The Lead Director serves at the discretion of the independent Directors of the Board and may be removed from the position, with or without cause, by a majority vote of the Board’s independent Directors or by the appointment of a new Lead Director at any time.

The Company and the Board believe this leadership structure described above is appropriate because it is advantageous to and in the best interests of the Company and the Company’s shareholders.  In addition, this leadership structure promotes unified direction for the Board and Company management, while at the same time providing a mechanism for strong, independent governance in circumstances where it is advisable or necessary to have the non-employee, independent Directors consider matters and take action.

Board of Directors’ Role in Risk Oversight

The Board has ultimate oversight responsibilities regarding the risks that could affect the Company.  This oversight is conducted primarily through the Audit Committee, which has established procedures for reviewing the Company’s risks and throughout the year receives and reviews reports from Company management regarding enterprise risk issues affecting the Company, and also through the Compensation Committee, Governance & Nominating Committee, and Strategy Committee.  The established procedures include periodic risk reviews by management with the Audit Committee and an annual risk report submitted to the Board.  In response to those reports, the Audit Committee may direct management to consider additional issues or provide additional information to the committee.  The Chair of the Audit Committee also reports regularly to the Board regarding the committee’s meetings, considerations, and actions, and the risk matters presented to the committee.  The types of enterprise risks the Audit Committee considers and monitors include financial, regulatory, and compliance risks that could impact the Company’s business.  For example, during Fiscal 2015, the Audit Committee considered and monitored issues relating to financial reporting, performance incentives, information technology (IT), service providers, store traffic rates, employee turnover, cost structure and margins, strategic planning, data breach and system failures, and regulatory compliance.  In addition, the Compensation Committee considers and reports on risks in connection with the Company’s compensation programs, policies, and practices.  See “Executive Compensation – Compensation Discussion and Analysis – Tax, Accounting, and Risk Assessment” below for a description of the Compensation Committee’s role in risk oversight, which is incorporated herein by reference.  Furthermore, at the end of every Board and committee meeting, the Directors review the discussions from the meeting and assess the risk of each decision made.

While the Board has general risk oversight responsibility, the Company’s management is responsible for the day-to-day monitoring and assessment of risks that could affect the Company’s business.  Both the Company’s ERM Committee and Internal Audit Department handle monitoring and testing duties for Company-wide policies and procedures and are responsible for identifying and coordinating risk management with key Company executives.  The Internal Audit Department regularly provides reports to the Company’s Chief Financial Officer, as well as direct reports to the Audit Committee, on risk management matters.  The ERM Committee provides periodic reports to Company management and the Audit Committee.

The Company is continuously working to install new, and upgrade its existing, information technology (IT) and systems to ensure that the Company is protected, to the greatest extent feasible, against cyber risks and security breaches.  The Company employs an information security team and provides to all employees regular awareness training around phishing and other cyber risks.  However, there is no guarantee that the Company will not be affected by cyber risks or security breaches.  Both Company management and the Board, particularly the Audit Committee, have oversight responsibility for this area and regularly evaluate the systems, policies, and procedures the Company has in place and risk levels, potential additions, modifications, and improvements, and future plans and initiatives.

The Company believes the risk oversight process described above is appropriate in light of the Company’s business, size, and management structure.  The Company’s risk oversight process permits management to run the Company and monitor and assess risk on a day-to-day basis, while at the same time providing for a robust oversight function at the Board level.  In addition, the process allows the Company’s risk management to evolve as the Company’s business evolves.

Corporate Political Spending

It is not, and has not been, the practice of the Company to make corporate political contributions.  Pursuant to the Company’s Code of Ethics, individual officers, Directors, and employees are free to exercise their right to make political contributions within legal limits.  However, the Company will not reimburse individuals for political contributions.  Generally, no individual contribution may be made by a Company officer, Director, or employee with the expectation of favorable government treatment in return.

Communications with the Board of Directors

Shareholders may communicate with the Board, its committees, the independent Directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board), at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235), in care of the Corporate Secretary.  If, after review of the communication, the Corporate Secretary deems appropriate, such correspondence will be forwarded to the Chairman of the Board or to the applicable Board member.  The process by which the Corporate Secretary reviews and forwards correspondence deemed appropriate has been approved by a majority of the Board’s independent Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is an overview and analysis of the Company’s executive compensation structure for the Company’s six NEOs for Fiscal 2015: Mr. Glenn S. Lyon, Chief Executive Officer, Mr. Samuel M. Sato, President, Mr. Edward W. Wilhelm, Executive Vice President, Chief Financial Officer, Mr. Bill Kirkendall, Executive Vice President, President of Running Specialty Group, Mr. Imran Jooma, Executive Vice President, Chief Omnichannel Officer, and Mr. Mark S. Landau, former Executive Vice President, Chief Business Development Officer.

Executive Compensation Objectives

The overall strategy of the Compensation Committee (the “Committee”) remains the establishment of a competitive and balanced, performance-based compensation structure.  The Company’s executive officer compensation is derived from the performance driven philosophy of the Company and the Committee, and heavily incorporates pay for performance.  Performance-based compensation is an important and significant portion of the Company’s compensation structure.  The Company has taken positive steps in recent years, including in Fiscal 2015, to emphasize a pay for performance culture and align executive compensation with the interests of shareholders of the Company.

For Fiscal 2015, the Committee again strived to achieve this compensation structure through:

•	Retention and motivation of key officers responsible for large business components that significantly affect overall Company performance.
•	Recognition of individual accountability and performance for meeting and/or exceeding established financial performance objectives.
•	Reinforcement of successful performance consistent with Company values and performance goals.
•	Facilitating teamwork within the Company’s management structure to achieve sustainable financial performance.
•	Discouragement of risky, short-term behavior and inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company.

The Committee also maintains its commitment for executive compensation to be fair to the Company’s shareholders and to create long-term shareholder value.  Compensation benchmarking, which is discussed further below, plays an important role in setting the compensation for the Company’s NEOs.  The Committee has focused on competitively aligning NEO compensation with the Company’s peer group.

Executive Compensation Overview for Fiscal 2015

Before setting the compensation structure, the Committee strives to accurately evaluate the cyclical retail market within which the Company operates.  To assist the Committee in this evaluation for Fiscal 2015, the Committee retained the outside management consulting services of Hay Group, Inc. (“Hay Group”).  The services for Fiscal 2015 provided by Hay Group focused on executive compensation, and the fees paid for those services were approved solely by the Committee.  During Fiscal 2015, Hay Group did not provide any additional services to the Company or the Company’s affiliates other than the executive compensation consulting services to the Committee described herein.

In light of SEC and NASDAQ rules, the Committee has considered the independence of Hay Group pursuant to, and based on the factors set forth in, such rules, including the following factors: (i) other services provided to the Company by Hay Group; (ii) fees paid as a percentage of Hay Group’s total revenue; (iii) policies or procedures maintained by Hay Group that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Committee; (v) any Company stock owned by individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Hay Group or the individual consultants involved in the engagement.  The Committee has concluded that no conflict of interest exists that would prevent Hay Group from serving as an independent advisor to the Committee.  In making this determination, the Committee also reviewed

Hay Group’s Global Code of Business Conduct and Ethics and its Conflict of Interest Policy, as well as certifications made by each of our executive officers and Directors that he or she did not have a business or personal relationship with Hay Group or any of the individuals at Hay Group working on the Company’s engagement.

When setting executive officer compensation for Fiscal 2015, the Committee considered recommendations and proposals from Hay Group and Company management.  The executive officers for whom compensation recommendations and proposals were discussed were not present during those discussions with the Committee.  When setting the Fiscal 2015 compensation for the Company’s Chief Executive Officer, the Chief Executive Officer was not present.  The Committee retains the discretion to accept, adjust, or reject any recommendations and proposals concerning executive officer compensation.

For Fiscal 2015, the Committee, after consultation with Hay Group, determined that the annual compensation structure for the Company’s executive officers should consist of a competitive base salary and appropriate performance-based and at-risk elements, including annual cash incentive compensation, long-term cash incentive compensation, and stock-based awards.  The Committee believes the at-risk elements align executive performance with short-term and long-term value creation for the Company and its shareholders and take into account:

•	The value of Company equity;
•	Company-wide performance goals; and
•	Business area performance goals.
It remains the Committee’s practice to establish the overall compensation program for a given performance period within the first 90 days of the applicable performance period.  The Committee met in late Fiscal 2014 and early Fiscal 2015 for this purpose.  At these meetings, the Committee evaluated historical achievement, including performance for Fiscal 2014, and the Company’s projections and budget for Fiscal 2015, Fiscal 2016, and Fiscal 2017.  The Committee also reviewed peer group, market alignment, compensation trends, regulatory developments, and other relevant data from Hay Group.  Based on those evaluations, the Committee then considered and approved the compensation structure of each NEO for Fiscal 2015.

Compensation Benchmarking

As part of its analysis in setting executive officer compensation for Fiscal 2015, the Committee considered the compensation of executive officers in comparable positions at competitive and other peer companies.  In determining executive officers in comparable positions, the Company utilized the “job sizing” report provided by Hay Group (the “Hay Group Report”).  The Hay Group Report allows Hay Group to account for job duties, in addition to job titles, when comparing executive compensation at peer companies.

In setting the benchmark peer group of companies for Fiscal 2015, the Committee, in consultation with Hay Group, considered criteria that included market capitalization, revenue, recent EBIT (earnings before interest and tax) growth, industry (specialty/retail), competitive market data, and merchandise type.  The Fiscal 2015 peer group consisted of the following 14 companies:

•	Aéropostale, Inc.
•	ANN INC.
•	Ascena Retail Group, Inc.
•	The Buckle, Inc.
•	Chicos FAS, Inc.
•	The Children’s Place Retail Stores, Inc.
•	DSW Inc.
•	Foot Locker, Inc.
•	Genesco Inc.
•	lululemon athletica inc.
•	New York & Company, Inc.
•	Skechers U.S.A., Inc.
•	Ulta Salon, Cosmetics & Fragrance, Inc.
•	Urban Outfitters, Inc.

It remains the Committee’s goal to set overall executive officer compensation opportunities at or near the median/50th percentile of the peer group.  For Fiscal 2015, the Committee continued its plan to generally provide overall compensation opportunities that closely align with the median/50th percentile (according to the Hay Group Report).  The Committee has been successful in recent years in aligning NEO compensation with the median/50th percentile of the peer group.  Even so, the compensation structure for each NEO may, and often will, vary from this benchmark peer group data because of varied performance factors and/or performance metrics the Committee incorporates into each individual NEO’s compensation structure.

Base Compensation

A fundamental component of overall NEO compensation is base salary.  Annual performance bonus amounts remain based on a percentage of an NEO’s annual base salary.  In setting base salary for Fiscal 2015, the Committee “job sized” each NEO by, for example, considering the executive officer’s position within the Company, the responsibilities of the position, and the respective NEO’s level of accountability, and compared that to the analysis provided by Hay Group, including the Hay Group Report.  The base salary amounts for the Company’s NEOs are reflected in the Summary Compensation Table on page 37.

Performance-Based and At-Risk Incentive Compensation

The Company’s Fiscal 2015 executive incentive and bonus compensation structure consisted of four primary components:

•	Executive Officer Bonus Program (an annual cash bonus for the achievement of annual performance goals);
•	Running Specialty Group Bonus Plan (a one-time cash bonus for the achievement of strategic Running Specialty Group financial goals);
•	Long-Term Incentive Bonus Program (a long-term cash bonus for the achievement of long-term performance goals); and
•	Stock-based awards (a long-term equity program utilizing restricted stock and stock options for the achievement of long-term employment and performance goals).

For Fiscal 2015, which commenced on March 2, 2014, the Committee utilized the 2009 Incentive Plan as the vehicle to grant annual, long-term, and stock-based awards to executive officers.

Executive Officer Bonus Program

One performance-based and at-risk element of the Company’s annual compensation program is the Executive Officer Bonus Program, which is an annual cash-based bonus program.  For Fiscal 2015, the Committee designated 10 of the Company’s executive officers with a title of “Executive Vice President” or higher, including each of the NEOs, to participate in the Fiscal 2015 Executive Officer Bonus Program (“EOBP15”).  The participation of four of those executive officers, who were not employed by the Company for the entire Fiscal 2015, was prorated or forfeited based on his or her applicable employment or resignation terms.  The Committee concluded that these 10 executive officers with their respective responsibilities were in the most appropriate positions to drive and influence overall Company financial performance for Fiscal 2015.  A specified target bonus amount for each executive officer, expressed as a percentage of such executive officer’s base salary, was established.  These target bonus percentages were specifically structured around each executive officer’s responsibility, level of accountability, expected influence on Company operations for Fiscal 2015, and the competitive challenges of such executive officer’s position within the Company and the retail industry at large.  The EOBP15 was established and administered under the Company’s shareholder approved 2009 Incentive Plan.  The EOBP15 consisted of two categories, each of which was made up of various performance components.  The various components of each category, as well as the target bonus percentage amounts for each NEO, are described below.  The two categories, which were based on financial performance and other performance measurements and were comprised of objective, pre-established, and measurable components, consisted of:

•	Company Performance Category. The first EOBP15 category, Company Performance, was comprised of seven qualified Company financial performance goals based on the performance measures permitted by the 2009 Incentive Plan, all designed to motivate and reward Company and individual executive officer performance.

•	Super Bonus Category. The second EOBP15 category, Super Bonus, was designed to reward superior financial performance and was comprised of a single qualified Company financial performance goal based on exceeding the enterprise adjusted operating income target of the Company.

The following table presents the target bonus amounts for each of the NEOs, expressed as a percentage of such NEO’s base salary, for each of the bonus categories under the EOBP15.

EOBP15 Bonus Category Allocation Per NEO

NEO	Company Performance Category Allocation	Super Bonus Category Allocation
Glenn S. Lyon	Up to 105% of base salary	Up to 150% of base salary
Samuel M. Sato	Up to 85% of base salary	Up to 125% of base salary
Bill Kirkendall	Up to 65% of base salary	Up to 100% of base salary
Imran Jooma*	–	–
Edward W. Wilhelm	Up to 65% of base salary	Up to 100% of base salary
Mark S. Landau	Up to 65% of base salary	Up to 100% of base salary
__________________________
*	In accordance with his terms of employment, Mr. Jooma was entitled to a set amount of $118,950 under the Company Performance Category and was not entitled to participate in the Super Bonus Category under the EOBP15.

The following table presents the base salaries of the NEOs for Fiscal 2015, the total maximum bonus potential (expressed as a percentage of base salary) for each NEO, and the total dollar amount of the maximum bonus potential that could be earned by each NEO under the EOBP15.

Total Maximum EOBP15 Bonus Potential Per NEO

NEO	Base Salary	Total Maximum Bonus Potential (%)	Total Maximum Bonus Potential ($)
Glenn S. Lyon	$990,000	Up to 255% of base salary	$2,524,500
Samuel M. Sato	$635,000	Up to 210% of base salary	$1,333,500
Bill Kirkendall	$420,000	Up to 165% of base salary	$693,000
Imran Jooma	$549,000	$118,950*	$118,950	*
Edward W. Wilhelm	$530,000	Up to 165% of base salary	$874,500
Mark S. Landau	$430,000	Up to 165% of base salary	$709,500	**
_______________________
*	In accordance with his terms of employment, Mr. Jooma was entitled to this set amount under the EOBP15.
**	Any bonus earned by Mr. Landau under the EOBP15 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2015 and in accordance with the terms of his previously disclosed Resignation and General Release Agreement with the Company.

Company Performance Category

Components

The Company Performance Category of the EOBP15 consisted of the following seven components:

•	Enterprise Adjusted Operating Income;
•	Aged Inventory Performance (Finish Line Brand Only);
•	Inventory Turnover Performance (Finish Line Brand Only);
•	Occupancy Cost Control Performance (Finish Line Brand Only);
•	Comparable Sales (Finish Line Brand Store and Digital Only);
•	Shops Within Department Stores Net Sales; and
•	Running Specialty Group Net Sales.

Each executive officer’s maximum percentage of base salary that could be earned based on achieving Company Performance Category components, with the exception of Mr. Jooma, was weighted and allocated by the Committee among those components based on numerous factors, including the influence the executive officer has on achieving the goal and the importance of the goal to achieving long-term success and driving shareholder value.  Each of the seven Company Performance components was measured within a percentage range with levels of achievement.  Four of the components, as indicated above, were based on results of the Finish Line brand only.  For each component, the percentage of base salary allocated to that component was multiplied by the percentage level of achievement for that component, and the resulting percentages were added together to determine the total percentage of base salary earned for all Company Performance Category components.

Enterprise Adjusted Operating Income Component.  The Fiscal 2015 Enterprise Adjusted Operating Income goal was based on an operating income performance measure over the prior year.  The range for Fiscal 2015 was no increase or a decrease for 0% achievement and an increase of 4.2% or above for 100% achievement.

Aged Inventory Performance (Finish Line Brand Only) Component.  The Fiscal 2015 Aged Inventory Performance (Finish Line Brand Only) goal was based on achieving minimal aged inventory (at cost) greater than 361 days.  The range for Fiscal 2015 was greater than 0.97% for 0% achievement and 0.70% or lower for 100% achievement.

Inventory Turnover Performance (Finish Line Brand Only) Component.  The Fiscal 2015 Inventory Turnover Performance (Finish Line Brand Only) goal was based on a measure of inventory turns during the year.  The range for Fiscal 2015 was more than a 5.7% reduction in inventory turns per year for 0% achievement and no change or an increase in inventory turns per year for 100% achievement.

Occupancy Cost Control Performance (Finish Line Brand Only) Component.  The Fiscal 2015 Occupancy Cost Control Performance (Finish Line Brand Only) goal was based on controlling occupancy cost dollars.  The range for Fiscal 2015 was an increase of more than 119 basis points as a percentage of sales compared to the prior year for 0% achievement and an increase of 99 basis points or less as a percentage of sales compared to the prior year for 100% achievement.

Comparable Sales (Finish Line Brand Store and Digital Only) Component.  The Fiscal 2015 Comparable Sales (Finish Line Brand Store and Digital Only) goal was based on an increase, or gain, in comparable store and digital sales over the prior year.  The range for Fiscal 2015 was less than a 2.5% increase for 0% achievement and a 5.0% increase or more for 100% achievement.

Shops Within Department Stores Net Sales Component.  The Fiscal 2015 Shops Within Department Stores Net Sales goal was based on a sales performance measure.  The range for Fiscal 2015 was less than $175,000,000 for 0% achievement and $193,000,000 or above for 100% achievement.

Running Specialty Group Net Sales Component.  The Fiscal 2015 Running Specialty Group Net Sales goal was based on a sales performance measure.  The range for Fiscal 2015 was less than $75,000,000 for 0% achievement and $89,671,000 or above for 100% achievement.

The following table presents the base salaries of the NEOs for Fiscal 2015, the total maximum bonus potential (expressed as a percentage of base salary) for each NEO under the Company Performance Category, and the total dollar amount of the maximum bonus potential that could be earned by each NEO under the Company Performance Category.

Total Maximum Company Performance Category Bonus Potential Per NEO

NEO	Base Salary	Total Maximum Bonus Potential (%)	Total Maximum Bonus Potential for Category ($)
Glenn S. Lyon	$990,000	Up to 105% of base salary	$1,039,500
Samuel M. Sato	$635,000	Up to 85% of base salary	$ 539,750
Bill Kirkendall	$420,000	Up to 65% of base salary	$ 273,000
Imran Jooma	$549,000	$118,950*	$ 118,950	*
Edward W. Wilhelm	$530,000	Up to 65% of base salary	$ 344,500
Mark S. Landau	$430,000	Up to 65% of base salary	$ 279,500	**

*	In accordance with his terms of employment, Mr. Jooma was entitled to this set amount under the EOBP15.
**	Any bonus earned by Mr. Landau under the EOBP15 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2015 and in accordance with the terms of his previously disclosed Resignation and General Release Agreement with the Company.

Allocation of Company Performance Category Components

The weighting of the components that comprised the Company Performance Category varied for each NEO based on a number of factors, including the influence the individual NEO had on the component and the focus the Committee desired the NEO to have on the component.  Components were not weighted for Mr. Jooma, as he was entitled to a bonus in a set amount under the Company Performance Category, and therefore, no information for Mr. Jooma is presented below.  For Fiscal 2015, the percentage allocation of the components that comprised the Company Performance Category for each NEO, which equates to the percentage payout under the category if the component was achieved above the target metric, was as follows:

Glenn S. Lyon, Chief Executive Officer
• Enterprise Adjusted Operating Income	70%
• Aged Inventory Performance (Finish Line Brand Only)	5%
• Inventory Turnover Performance (Finish Line Brand Only)	5%
• Occupancy Cost Control Performance (Finish Line Brand Only)	5%
• Comparable Sales (Finish Line Brand Store and Digital Only)	5%
• Shops Within Department Stores Net Sales	5%
• Running Specialty Group Net Sales	5%
Total of Components = 100%

Samuel M. Sato, President
• Enterprise Adjusted Operating Income	70%
• Aged Inventory Performance (Finish Line Brand Only)	5%
• Inventory Turnover Performance (Finish Line Brand Only)	5%
• Occupancy Cost Control Performance (Finish Line Brand Only)	0%
• Comparable Sales (Finish Line Brand Store and Digital Only)	10%
• Shops Within Department Stores Net Sales	5%
• Running Specialty Group Net Sales	5%
Total of Components = 100%

Bill Kirkendall, Executive Vice President, President of Running Specialty Group
• Enterprise Adjusted Operating Income	25%
• Aged Inventory Performance (Finish Line Brand Only)	0%
• Inventory Turnover Performance (Finish Line Brand Only)	0%
• Occupancy Cost Control Performance (Finish Line Brand Only)	0%
• Comparable Sales (Finish Line Brand Store and Digital Only)	0%
• Shops Within Department Stores Net Sales	0%
• Running Specialty Group Net Sales	75%
Total of Components = 100%

Edward W. Wilhelm, Executive Vice President, Chief Financial Officer
• Enterprise Adjusted Operating Income	70%
• Aged Inventory Performance (Finish Line Brand Only)	5%
• Inventory Turnover Performance (Finish Line Brand Only)	5%
• Occupancy Cost Control Performance (Finish Line Brand Only)	5%
• Comparable Sales (Finish Line Brand Store and Digital Only)	5%
• Shops Within Department Stores Net Sales	5%
• Running Specialty Group Net Sales	5%
Total of Components = 100%

Mark S. Landau, Former Executive Vice President, Chief Business Development Officer
• Enterprise Adjusted Operating Income	70%
• Aged Inventory Performance (Finish Line Brand Only)	5%
• Inventory Turnover Performance (Finish Line Brand Only)	5%
• Occupancy Cost Control Performance (Finish Line Brand Only)	5%
• Comparable Sales (Finish Line Brand Store and Digital Only)	5%
• Shops Within Department Stores Net Sales	5%
• Running Specialty Group Net Sales	5%
Total of Components = 100%

Achievement of Company Performance Category Components

The following table indicates the percentage of each Company Performance Category component achieved by each NEO for Fiscal 2015.

NEO	Enterprise Adjusted Operating Income	Aged Inventory Performance	Inventory Turnover Performance	Occupancy Cost Control Performance	Comparable Sales	Shops W/in Dept. Stores Sales	RSG Sales	Total Earned (out of 100%)
Glenn S. Lyon	0%	5%	5%	5%	1.5%	5%	0%	21.5%
Samuel M. Sato	0%	5%	5%	-	3%	5%	0%	18%
Bill Kirkendall	0%	-	-	-	-	-	50%*	50	%*
Imran Jooma	-	-	-	-	-	-	-		**
Edward W. Wilhelm	0%	5%	5%	5%	1.5%	5%	0%	21.5%
Mark S. Landau	0%	5%	5%	5%	1.5%	5%	0%	21.5	%***
__________________
*	Mr. Kirkendall, in accordance with his terms of employment, was guaranteed a minimum 50% bonus payout.
**	In accordance with his terms of employment, Mr. Jooma was entitled to a set amount of $118,950 under the EOBP15.
***	Any bonus earned by Mr. Landau under the EOBP15 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2015 and in accordance with the terms of his previously disclosed Resignation and General Release Agreement with the Company.

The following table indicates the bonus earned by each NEO under the Company Performance Category.

NEO	Base Salary	Total Maximum Bonus Potential (% of base salary)	Company Performance Bonus Payout (%)	Total Bonus Earned / Payout ($)
Glenn S. Lyon	$990,000	Up to 105%	21.5%	$223,493
Samuel M. Sato	$635,000	Up to 85%	18%	$ 97,155
Bill Kirkendall	$420,000	Up to 65%	50%*	$136,500	*
Imran Jooma	$549,000	$118,950**	-	$118,950	**
Edward W. Wilhelm	$530,000	Up to 65%	21.5%	$ 74,068
Mark S. Landau	$430,000	Up to 65%	21.5%	$ 45,069	***
___________________
*	Mr. Kirkendall, in accordance with his terms of employment, was guaranteed a minimum 50% bonus payout.
**	In accordance with his terms of employment, Mr. Jooma was entitled to a set amount of $118,950 under the EOBP15.
***	Any bonus earned by Mr. Landau under the EOBP15 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2015 and in accordance with the terms of his previously disclosed Resignation and General Release Agreement with the Company.

Super Bonus Category

Components

For Fiscal 2015, the Committee again utilized a Super Bonus Category as a component of executive officer compensation under the EOBP15.  The primary objective of this category was to motivate the Company’s executive officers to exceed expectations and provide a sufficient reward if exceptional financial performance was attained.  The Super Bonus Category was based on one qualified financial performance component: achievement of above-target performance with respect to the Company’s enterprise adjusted operating income goal.  The achievement range for the Super Bonus Category was structured as a percentage range from 0% to 100%, whereby each 5%

increment within such range was assigned a specific excess operating income dollar level.  The actual dollar amount of the Super Bonus Category payout for each NEO was determined by multiplying (1) the NEO’s Fiscal 2015 base salary, by (2) the percentage Super Bonus Allocation, and then by (3) the achievement level.

The following table presents the base salaries of the NEOs for Fiscal 2015, the total maximum bonus potential (expressed as a percentage of base salary) for each NEO under the Super Bonus Category, and the total dollar amount of the maximum bonus potential that could be earned by each NEO under the Super Bonus Category.

Total Maximum Super Bonus Category Potential Per NEO

NEO	Base Salary	Total Maximum Bonus Potential (%)	Total Maximum Bonus Potential for Category ($)
Glenn S. Lyon	$990,000	Up to 150% of base salary	$1,485,000
Samuel M. Sato	$635,000	Up to 125% of base salary	$ 793,750
Bill Kirkendall	$420,000	Up to 100% of base salary	$ 420,000
Imran Jooma*	$549,000	-	-
Edward W. Wilhelm	$530,000	Up to 100% of base salary	$ 530,000
Mark S. Landau	$430,000	Up to 100% of base salary	$ 430,000	**
________________________
*	In accordance with the terms of his employment, Mr. Jooma was not entitled to participate in the Super Bonus Category for Fiscal 2015.
**	Any bonus earned by Mr. Landau under the Super Bonus Category was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2015 and in accordance with the terms of his previously disclosed Resignation and General Release Agreement with the Company.

Achievement of Super Bonus Category

For Fiscal 2015, the Company’s enterprise adjusted operating income was below the 0% Super Bonus payout level, resulting in no payouts to the NEOs under the Super Bonus Category, as presented in the following table.

NEO	Base Salary	Total Maximum Bonus Potential (% of base salary)	Super Bonus Payout (%)	Super Bonus Earned / Payout ($)
Glenn S. Lyon	$990,000	Up to 150%	0%	$0
Samuel M. Sato	$635,000	Up to 125%	0%	$0
Bill Kirkendall	$420,000	Up to 100%	0%	$0
Imran Jooma*	$549,000	-	-	-
Edward W. Wilhelm	$530,000	Up to 100%	0%	$0
Mark S. Landau	$430,000	Up to 100%	0%	$0
_____________________ * In accordance with the terms of his employment, Mr. Jooma was not entitled to participate in the Super Bonus Category for Fiscal 2015.

The following table indicates the maximum bonus potential that could be achieved by each NEO for each EOBP15 category, the actual bonus achieved for each category, the maximum bonus potential that could be achieved for the overall EOBP15, and the actual total bonus achieved by each NEO for the overall EOBP15.

Achievement under EOBP15

NEO	Maximum Company Performance Category Bonus Potential		Company Performance Category Bonus Achieved		Maximum Super Bonus Category Potential	Super Bonus Category Achieved	Total Maximum Bonus Potential		Total Bonus Achieved / Payout
Glenn S. Lyon	$1,039,500		$223,493		$1,485,000	$0	$2,524,500		$223,493
Samuel M. Sato	$539,750		$97,155		$793,750	$0	$1,333,500		$97,155
Bill Kirkendall	$273,000		$136,500	*	$420,000	$0	$693,000		$136,500
Imran Jooma	$118,950	**	$118,950	**	-	-	$118,950	**	$118,950	**
Edward W. Wilhelm	$344,500		$74,068		$530,000	$0	$874,500		$74,068
Mark S. Landau***	$279,500		$45,069		$430,000	$0	$709,500		$45,069

*	Mr. Kirkendall, in accordance with his terms of employment, was guaranteed a minimum 50% bonus payout under the Company Performance Category.
**	In accordance with his terms of employment, Mr. Jooma was entitled to a set amount of $118,950 under the EOBP15.
***	Any bonus earned by Mr. Landau under the EOBP15 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2015 and in accordance with the terms of his previously disclosed Resignation and General Release Agreement with the Company.

Comparison to EOBP14 Achievement and Total Payouts

Achievement of the NEOs under the EOBP15 did not measure up to the achievement of the NEOs last year under the EOBP14.  This was based on the level of company performance in Fiscal 2015 compared to Fiscal 2014 and the failure of multiple components of the EOBP15 to be achieved.  This contrast demonstrates the Company’s emphasis on pay for performance and the incorporation of that philosophy into the Company’s compensation structure. The specific achievement and total payouts to the NEOs last year pursuant to the Company’s Fiscal 2014 Executive Officer Bonus Program (“EOBP14”), in comparison to the achievement and total payouts to the NEOs pursuant to the EOBP15 set forth directly above, are set forth in the following table.

EOBP14 Achievement and Total Payouts

NEO	Maximum Company Performance Category Bonus Potential	Company Performance Category Bonus Achieved	Maximum Super Bonus Category Potential	Super Bonus Category Achieved	Total Maximum Bonus Potential	Total Bonus Achieved / Payout
Glenn S. Lyon	$997,500	$897,750	$1,425,000	$71,250	$2,422,500	$969,000
Samuel M. Sato	$517,650	$465,885	$761,250	$38,063	$1,278,900	$503,948
Bill Kirkendall *	-	-	-	-	-	-
Imran Jooma *	-	-	-	-	-	-
Edward W. Wilhelm	$313,083	$266,121	$481,667	$24,083	$794,750	$290,204
Mark S. Landau	$273,000	$232,050	$420,000	$21,000	$693,000	$253,050

______________________ *Mr. Kirkendall and Mr. Jooma were not NEOs in Fiscal 2014.

Running Specialty Group Bonus Plan

Another performance-based and at-risk element of the Company’s annual compensation program for Fiscal 2014 was the Running Specialty Group Bonus Plan (“RSG Bonus”), which was a one-time cash bonus program.  The Committee implemented the RSG Bonus to focus Company management specifically on profitability of the Company’s Running Specialty Group.  Each executive officer who was entitled to participate in the EOBP15 was entitled to participate in the RSG Bonus.  The RSG Bonus consisted of a single component and the goal was based on an adjusted operating income performance measure.  The range was an operating loss of $3,869,000 or greater for 0% achievement and an operating loss of $2,519,000 or less for 100% achievement.  No bonuses were paid to the NEOs under the RSG Bonus because the minimum Running Specialty Group adjusted operating income goal was not achieved.

Long-Term Incentive Bonus Program

Components and Award

The Committee continued its Long-Term Incentive Bonus Program for Fiscal 2015, which is a three year plan with the first two years (Fiscal 2015 and Fiscal 2016) based on enterprise adjusted operating income and the third year (Fiscal 2017) a vesting year (“LTIB15”).  The LTIB15 is a performance-based, at-risk element of the Company’s compensation program.  The purpose of the LTIB15 is to focus executive management on long-term Company performance and strategic financial goals.  The Committee adjusted the performance period of the LTIB15 to two years (from a three year performance period which was utilized in previous years’ LTIB programs) in order to forecast Company financial performance more accurately.  This modification, according to Hay Group, mirrors the recent shift in common long-term cash incentive practice in the retail industry.

Under the LTIB15, each of the NEOs is eligible to earn the target bonus amount specified below if the Company achieves the target enterprise adjusted operating income of at least $330,000,000, cumulatively, over the performance cycle.  The first two years of the performance cycle, Fiscal 2015 and Fiscal 2016, are performance years which rely on key Company performance goals and the third year, Fiscal 2017, is a vesting year.  To the extent that the target is fully achieved, subject to the terms of each NEO’s employment agreement, and the NEOs remain with the Company through the end of Fiscal 2017, then the target bonus will be paid to the NEOs at the end of Fiscal 2017.

To the extent that enterprise adjusted operating income for the performance cycle is less than the target stated above but is within 90% of such target, or $297,000,000, then each of the NEOs is eligible to earn 50% of the target bonus amount specified below.  To the extent that enterprise adjusted operating income for the performance cycle exceeds the stated target by 110%, or $363,000,000, then each of the NEOs is eligible to earn 200% of the target bonus amount specified below.  The bonuses earned by the NEOs will be interpolated accordingly if the adjusted operating income for the performance cycle is within 90% of the target stated above but does not exceed 110% of the target.  To the extent that any bonus is earned under the LTIB15 and the NEOs remain with the Company through the end of Fiscal 2017, then such bonus shall be paid to the NEOs at the end of Fiscal 2017.

For Mr. Lyon, the LTIB15 target bonus was set at $250,000, for Mr. Sato at $200,000, for Mr. Wilhelm at $150,000, and for Mr. Kirkendall, Mr. Jooma, and Mr. Landau at $100,000.  Potential award amounts under the LTIB15 for each NEO are also reflected in the Fiscal Year 2015 Grants of Plan-Based Awards Table on page 39.

As disclosed in prior years’ proxy statements, the Committee established long-term incentive bonus plans for Fiscal 2013, Fiscal 2014, and Fiscal 2015 (“LTIB13”), and Fiscal 2014, Fiscal 2015, and Fiscal 2016 (“LTIB14”), each based on a three-year performance cycle with a specified cash bonus amount payable to each plan participant upon the Company’s achievement of certain financial performance goals over the applicable three-year cycle (all based on achieving a cumulative three year adjusted operating income goal).

Potential awards under the LTIB13 and LTIB14 were described in the proxy statements filed with the SEC for the Company’s 2013 Annual Meeting of Shareholders and 2014 Annual Meeting of Shareholders, respectively.

Achievement of LTIB13 and LTIB14

With respect to the LTIB13, the goal was for the Company to achieve adjusted operating income of at least $489,431,000, cumulatively, over the three-year performance period of Fiscal 2013, Fiscal 2014, and Fiscal 2015.  If 100% of this goal was achieved, a payout of 100% of the bonus was to be paid to the executive officers, and if less than 100% but at least 90% was achieved, 50% of the bonus was to be paid.  For the LTIB13, no incentive bonuses were paid to the NEOs because the adjusted operating income for the performance period of at least 90% of the goal was not achieved.  Specifically, Mr. Lyon, Mr. Sato, and Mr. Wilhelm did not receive a bonus under the LTIB13.  Although Mr. Kirkendall, Mr. Jooma, and Mr. Landau were executive officers of the Company for a period less than the entire performance period, they did not receive a prorated bonus under the LTIB13 because at least 90% of the goal was not achieved.

No incentive bonus amounts were paid under the LTIB14 during Fiscal 2015 because the three-year performance period of Fiscal 2014, Fiscal 2015, and Fiscal 2016 for that plan has not yet concluded.

Certification and Payout of EOBP15

All EOBP15 compensation was paid after the end of Fiscal 2015 once the Committee evaluated the Company’s performance relative to the performance goals established at the beginning of Fiscal 2015 and certified all bonus program payouts.  At the request of the Committee, the Company’s Internal Audit Department reviewed and verified the EOBP15, bonus calculations, and payouts, and concluded that all bonus calculations and payouts were accurate and consistent with the EOBP15.  As part of their duties under their respective committee Charters, the Audit Committee then reviewed and confirmed the achievement of the NEO’s EOBP15 incentive compensation performance metrics and bonus calculations and advised the Committee of the same, and subsequently the Committee reviewed (including Company performance goals and objectives and other appropriate and relevant factors) and approved the NEO’s compensation for Fiscal 2015.  All EOBP15 award amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 37.  To remain eligible for the bonus awards under the EOBP15, generally, and subject to the terms of the employment agreements of the NEOs described herein, the executive officer must remain employed during the entire term of the award in an eligible position with the Company.

Stock-Based Awards

The final performance-based and at-risk element of the Company’s compensation program is stock-based awards.  The Committee believes that an appropriately balanced, performance-based executive compensation structure must include a sufficient opportunity based on the value of Company equity.  In this context, the Committee is of the opinion that Company equity provides an appropriately balanced performance-based and/or at-risk component, giving the executive officer a direct financial stake in the Company, and motivating executive officer efforts toward increasing overall Company value to the benefit of all shareholders of the Company.  Before establishing the equity component of Fiscal 2015 executive officer compensation, the Committee considered data provided by Hay Group and recommendations from Company management. The Committee also considered the executive officer’s prior performance, the importance of retaining the executive officer’s services, and the potential for the executive officer’s performance in helping the Company achieve long-term performance objectives.  Company equity awards are determined at the beginning of the fiscal year, although equity awards may be granted at other times during the year in the event of a new hire, promotion, or other special circumstances.

Components

For Fiscal 2015, the Committee implemented certain recommendations provided by Hay Group and utilized a formula developed by the Committee in consultation with Hay Group by which it could continue to provide a balanced equity component for the Company’s executive officers.  Fiscal 2015 equity allocation for the executive officers was based primarily on the following two factors:

•	The total equity component of an eligible executive officer’s Fiscal 2015 annual compensation would be equal to a multiple of base salary, which varied by position based on a number of factors, including job sizing.

•	For each of the executive officers, the equity component was divided as follows: 30% constituted the dollar value of performance-based restricted stock, 20% constituted the dollar value of time-based restricted stock, and 50% constituted the dollar value of non-qualified stock option grants for Fiscal 2015. This continued the Company’s trend toward even greater performance-based compensation.

For the Fiscal 2015 grants, the Committee awarded restricted stock and stock options pursuant to the terms of the 2009 Incentive Plan.  The 2009 Incentive Plan authorizes a pool of 6,500,000 total Company shares that can be issued during the term of the 2009 Incentive Plan.  As of the beginning of Fiscal 2015, 2,986,240 outstanding shares had been issued in prior years and, based on forfeited shares and unissued shares, 3,513,760 shares remained available for issuance.  Therefore, when the Committee calculated the number of shares it intended to grant to executive officers in the form of restricted stock and stock options at the beginning of Fiscal 2015, it concluded that the remaining number of shares available for grant under the 2009 Incentive Plan was sufficient to meet its compensation objectives.  The Committee’s methodology for determining the amount and allocation of Company equity as part of Fiscal 2015 executive officer compensation is more fully discussed below.

Awards

The Committee proceeded to award the performance-based restricted stock, time-based restricted stock, and non-qualified stock options for Fiscal 2015 on the date it determined the equity allocation portion for each NEO, which was April 1, 2014.  It is the practice of the Committee to award and price the annual issuance of equity to the Company’s executive officers within the first three trading days of the trading window that immediately follows the Company’s annual earnings release.  All equity awards granted to the NEOs during Fiscal 2015 are reflected in the Summary Compensation Table on page 37 and the Fiscal Year 2015 Grants of Plan Based Awards Table on page 39.

Vesting Schedule

As with grants to the Company’s executive officers in previous years, the restricted stock (performance-based and time-based) granted in Fiscal 2015 will vest pursuant to a three-year cliff-vesting schedule, whereby 100% of the restrictions on all such restricted stock grants will lapse and the shares granted will vest on April 1, 2017 (subject to meeting the continued employment requirement described below and performance goals with respect to performance-based restricted stock).  Generally, if an executive officer’s employment ends prior to vesting for any reason other than, with respect to time-based restricted stock, death, disability, or retirement, all unvested shares of restricted stock are forfeited.  Dividends, if any, are paid on all shares of restricted stock at the same rate as those received by all other shareholders of the Company (however, with respect to performance-based restricted stock, dividends are paid in shares and received only to the extent the performance goals are met).  Executive officers have the right to vote shares of restricted stock (performance-based and time-based).

In addition to continued employment, performance-based restricted stock vesting requires the executive to meet certain pre-established performance goals in order to receive the underlying stock on the vesting date.  These performance goals are based on achieving a certain compounded annual growth rate with respect to net income over the performance period.  With respect to the time-based restricted stock grants, the executive officer will receive the underlying stock on the applicable vesting date as long as the executive is employed by the Company at all times from the grant date until the vesting date (subject to the executive officer’s employment agreement).

As in past years, the vesting schedule for stock options granted in Fiscal 2015 is a tiered vesting schedule that spans four years with 10% of the total grant vesting after year one, 20% after year two, 30% after year three, and the remaining 40% after year four.  The vesting dates for options granted remains the anniversary date of the initial grant.  Generally, if an executive officer’s employment ends prior to a vesting date for any reason other than death, disability, or retirement, all unvested non-qualified stock options are forfeited.  Executive officers have no right to vote or to receive dividends on shares of stock underlying options until after the exercise of such options.

Company restricted stock and option awards granted as part of Fiscal 2015 annual compensation to NEOs, including vesting schedules, are reflected in the Fiscal Year 2015 Grants of Plan-Based Awards Table on page 39.

Stock Ownership Guidelines

The Board believes that the Company’s executive officers and directors should own and hold Company common stock to further align their interests with the interests of shareholders of the Company and to further promote the Company’s commitment to sound corporate governance.  Therefore, effective March 1, 2011, the Board adopted minimum stock ownership guidelines applicable to all executive officers holding the position of Executive Vice President and higher and all non-employee directors.  In the event a Director also serves as an executive officer, the Director is subject to the specific executive officer stock ownership guidelines instead of the guidelines which apply specifically to directors.

For purposes of meeting the guidelines, shares of Company common stock owned directly, shares owned indirectly by a spouse, minor child, domestic partner, or a trust, shares obtained through Company retirement plans, and time-based restricted stock are included as qualifying shares which count toward the satisfaction of the guidelines.  The Committee is responsible for monitoring and enforcing the guidelines and has the authority to modify the guidelines in its discretion.  The Committee, in its discretion, may waive the guidelines as applied to Directors if compliance would create severe hardship, require a Director to retain stock after vesting which the Director would otherwise sell to pay resulting income tax obligations, require a Director to purchase stock on the open market, or prevent a Director from complying with a court order or settlement agreement.  As applied to executive officers, the Committee may waive the guidelines if compliance would create severe hardship or prevent an executive officer from complying with a court order or settlement agreement.  Following are descriptions of specific provisions of the stock ownership guidelines that apply separately to executive officers and non-employee directors.

Executive Officer Guidelines

The guidelines require each executive officer covered by the guidelines to own Company common stock in an amount not less than a multiple of the executive officer’s base salary.  The currently applicable multiples are: (i) for the Chief Executive Officer, three times (3x) base salary; (ii) for the President, two times (2x) base salary; and (iii) for each Executive Vice President level officer and higher, one times (1x) base salary.  Total stock ownership by each executive officer is calculated as of the first day of each of the Company’s fiscal years based on the base salary then applicable to the individual, and the average per share closing price of the Company’s common stock over the prior fiscal year.  The Company’s goal is for each newly-appointed executive officer to achieve the minimum ownership level within five years of first becoming an executive officer covered by the guidelines or, for those individuals who were already covered by the guidelines as of the effective date of the guidelines, by March 1, 2016.  In the event an executive officer’s base salary increases, the individual will have five years from the time of the increase to meet the stock ownership guidelines with respect to the increase.

Director Guidelines

The guidelines require each non-employee Director to own Company common stock in an amount not less than  three times (3x) the Director’s annual cash retainer.  Total stock ownership by each Director is calculated as of the first day of each of the Company’s fiscal years based on the annual cash retainer then applicable to the Director, and the average per share closing price of the Company’s common stock over the prior fiscal year.  The Company’s goal is for each newly-elected Director to achieve the minimum ownership level within three years of first becoming a Director or, for those individuals who were already serving on the Board as of the effective date of the guidelines, by March 1, 2014.  In the event a Director’s cash retainer increases, the Director will have three years from the time of the increase to meet the stock ownership guidelines with respect to the increase.  As of February 28, 2015, all Directors were in compliance with the minimum ownership level established by the guidelines.

Perquisites

It is the Company’s practice not to provide perquisites to its NEOs other than minimal perquisites to the Chief Executive Officer and the President.  Prior to Fiscal 2013, the Company only provided perquisites to the Chief Executive Officer.  However, for Fiscal 2013 and after, the Committee determined the Company’s President also should be eligible to receive minimal perquisites.  In this regard, for Fiscal 2015, the Company paid Mr. Lyon’s annual country club membership dues and also provided Mr. Lyon with a vehicle allowance.  The amounts paid to Mr. Lyon for these perquisites are reflected in the column entitled “All Other Compensation” of the Summary Compensation Table on page 37.  In addition, Mr. Lyon and Mr. Sato are entitled to personal usage of the Company aircraft, up to a maximum of twenty hours and fifteen hours per year, respectively, for personal use.  The amounts attributable to those executive officers for that perquisite are reflected in the column entitled “All Other Compensation” of the Summary Compensation Table on page 37.

Employment Agreements

The Company remains a party to employment agreements, as amended, with Mr. Lyon, Mr. Sato, and Mr. Wilhelm, and employment agreements with Mr. Kirkendall and Mr. Jooma.  The terms of these employment agreements remain generally consistent for each NEO, and obligate the Company to make certain payments to the executive officer in certain termination events (where payment formulas vary by executive officer position, except in the event of a change in control in which the formula is the same).  The Company maintains these agreements as a means of remaining competitive, focusing each such executive officer on shareholder interests when considering strategic alternatives, restricting executive officers from competing in certain situations, and providing income protection in the event of involuntary loss of employment.  Information regarding applicable payments to each NEO under such agreements and in certain termination events is provided in the section entitled “Potential Payments in the Event of a Termination or a Change in Control” beginning on page 46.

Resignation Agreement of Mark S. Landau.  As previously disclosed, on December 5, 2014, the Company entered into a Resignation and General Release Agreement (the “Resignation Agreement”) with Mark S. Landau, the former Executive Vice President, Chief Business Development Officer of the Company, which became effective on December 12, 2014.  Under the Resignation Agreement, Mr. Landau resigned as Executive Vice President, Chief Business Development Officer of the Company effective December 5, 2014.  In conjunction with Mr. Landau’s resignation, his Employment Agreement, dated January 1, 2012, was terminated effective December 5, 2014.  Pursuant to the Resignation Agreement, the Company paid Mr. Landau a cash severance payment of $645,000.  In addition, the Resignation Agreement provided that Mr. Landau was entitled to exercise his vested stock options and other equity awards, as well as any stock options scheduled to vest prior to April 3, 2015, in accordance with the terms of the applicable award agreements.  Additionally, the Company agreed to pay Mr. Landau a prorated portion of the bonus amounts he was entitled to receive under the EOBP15 and LTIB13 determined by the Compensation Committee pursuant to the terms of such plans, at the same time such bonuses were paid to the Company’s other executive officers.  Mr. Landau also is entitled to certain health insurance benefits for one year following December 5, 2014.  In the Resignation Agreement, Mr. Landau agreed to a general release of claims he may have against the Company.  The Company filed a copy of the Resignation Agreement as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2014.

Qualified Deferred Compensation

The Company maintains The Finish Line, Inc. Profit Sharing and 401(k) Plan (“401(k) Plan”), which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code.  All employees of the Company age 21 and older, including each of the NEOs, are eligible to participate in the 401(k) Plan upon meeting certain qualifications.  Effective January 1, 2012, the Company amended the 401(k) Plan to qualify as a safe harbor plan.

The 401(k) Plan provides that participants may elect to contribute a portion of their compensation to the Plan up to a maximum annual amount of $18,000 per participant.  Participants age 50 and over may elect to contribute an additional $6,000 of their compensation annually.  The Company makes matching contributions for each participant dollar for dollar on the first 3% of a participant’s compensation contributed and then fifty cents per dollar on the next 2% of compensation contributed, yielding a maximum 4% annual Company match.  Matching contributions made by the Company on behalf of the NEOs are reflected in the Summary Compensation Table on page 37.

Participants are permitted to make withdrawals from the 401(k) Plan upon reaching the age of 59½.  Participants are allowed to choose from a variety of investment vehicles in which to invest their 401(k) Plan contributions and, in the absence of a choice by a participant, 401(k) Plan contributions are invested in target date retirement funds.  A Roth IRA feature was implemented effective as of June 1, 2014 to allow the 401(k) Plan to permit Roth IRA rollovers and Roth IRA in-plan conversions.

Non-Qualified Deferred Compensation

The Company also maintains The Finish Line, Inc. Non-Qualified Deferred Compensation Plan (“NQDC Plan”).  The purpose of the NQDC Plan is to offer certain officers and key employees of the Company the opportunity to defer additional compensation.  The Committee administers the NQDC Plan and determines which individuals are eligible to participate in it.  Each NEO of the Company, except for Mr. Kirkendall, Mr. Jooma, and Mr. Landau, has participated in the NQDC Plan.

Under the NQDC Plan, a participant is eligible to defer a percentage of his or her compensation (up to a maximum of 80%) on a pre-tax basis.  Participants were entitled to matching Company contributions for deferrals made under the NQDC Plan prior to January 1, 2012.  However, effective January 1, 2012, additional Company matching contributions on deferrals are no longer made.  The Company did not make any matching contributions under the NQDC Plan on behalf of the NEOs during Fiscal 2015.

Incentive Plans

2002 Stock Incentive Plan

On April 25, 2002, the Board approved the 2002 Stock Incentive Plan of The Finish Line, Inc. (the “2002 Plan”), which became effective upon approval by the Company’s shareholders on July 18, 2002.  The 2002 Plan was amended and restated on July 21, 2005, and further amended on December 20, 2006, July 17, 2008, and July 23, 2009.  The purpose of the 2002 Plan was to enable the Company to attract, retain, and motivate its directors, officers, and employees and to further align their interests with those of the Company’s shareholders by providing for or increasing the proprietary interest of the directors, officers, and employees.  The Committee administers the 2002 Plan.

No awards have been granted under the 2002 Plan since April 14, 2009.  As a result of the adoption of the Company’s 2009 Incentive Plan (described below) on July 23, 2009, as amended and restated as of April 16, 2014, the 2002 Plan is no longer available for use to grant new awards, other than awards granted solely from shares returned to the 2002 Plan by forfeiture after July 23, 2009.  Pursuant to previous awards, as of February 28, 2015 there were no outstanding shares of unvested incentive stock and there were stock options for 214,833 shares of common stock outstanding under the 2002 Plan.

2009 Incentive Plan

On April 23, 2009, the Board approved the 2009 Incentive Plan, which became effective upon approval by the Company’s shareholders on July 23, 2009.  The 2009 Incentive Plan was amended and restated effective as of April 16, 2014.  The purposes of the 2009 Incentive Plan are to foster and promote the long-term financial success of the Company and to materially increase shareholder value by motivating performance through incentive compensation.  The 2009 Incentive Plan is also intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company.  The Committee administers the 2009 Incentive Plan, but any action that may be taken by the Committee may instead be taken solely by the full Board.  Awards available under the 2009 Incentive Plan include incentive stock options, restricted stock, performance awards, non-qualified stock options, stock appreciation rights, deferred stock, and bonus awards.

Pursuant to the 2009 Incentive Plan, a total of 6,500,000 shares of common stock have been reserved for issuance for awards.  Of the 6,500,000 shares reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 2,500,000 shares.  The maximum number of shares available for issuance under the 2009 Incentive Plan, as well as the exercise or settlement prices of awards, will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization, or reorganization.  Upon approval of the 2009 Incentive Plan by the Company’s shareholders on July 23, 2009, the 2002 Plan is not currently available for the grant of new awards, other than awards granted solely from shares returned to the 2002 Plan by forfeiture after July 23, 2009.  The 2009 Incentive Plan will remain in effect until expiration or earlier termination by the Company or when all shares available for award under the 2009 Incentive Plan have been granted.  No incentive stock options may be granted after July 23, 2019.  Eligibility to participate in the 2009 Incentive Plan is limited to (i) current and prospective employees of the Company and certain affiliates, (ii) consultants or advisors to the Company and certain affiliates, and (iii) current or prospective non-employee members of the Board and certain affiliates.  The 2009 Incentive Plan also contains a recoupment policy, which states that all awards and payments made under the 2009 Incentive Plan are subject to repayment to the Company under any clawback or recoupment policy established by the Board.

During Fiscal 2015, 221,603 shares of restricted stock and options to purchase 774,077 shares of common stock were granted under the 2009 Incentive Plan.  As of February 28, 2015, 2,756,556 shares of common stock remain available for issuance pursuant to future awards under the 2009 Incentive Plan.

Tax, Accounting, and Risk Assessment

To the extent readily determinable, the Committee takes into consideration the accounting and tax treatment of the various aspects of the Company’s executive compensation structure.  The Company’s executive compensation plans are designed so that if the Committee so chooses, certain elements of compensation could be deductible under Section 162(m) of the Code.  Since some types of compensation payments and their deductibility depend upon factors outside of the Committee’s or the Company’s control and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may affect the deductibility of compensation, among other reasons, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Code.  The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and only to the extent consistent with its compensation objectives and strategy.

Beyond what the Sarbanes-Oxley Act of 2002, as amended (“SOX”), requires, or except as to the Company’s Chief Executive Officer and Chief Financial Officer under applicable SOX requirements or otherwise, the Company does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results.  Under those circumstances, the Committee would evaluate whether adjustments, including implementation of recoupment procedures, are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

Section 409A of the Code governs the timing of deferrals and form of payment under the Company’s NQDC Plan.  The Committee believes that the Company has been operating the NQDC Plan in good faith compliance with Code Section 409A.

The Committee has reviewed with Company management the overall design and operation of compensation arrangements for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company.  Both the Committee and Company management thoroughly evaluated the Company’s compensation plans, programs, and policies and any related risks which would be reasonably likely to have a material adverse effect.  In setting and monitoring executive compensation for the fiscal year, the Committee, during most or all of its quarterly meetings, identified potential risks to the Company as part of its review.  The Committee then evaluated such risks and the possible effect on the Company and subsequently discussed such items on various occasions with the Committee’s outside executive compensation consultant, Hay Group, and with Company management.  As part of the Committee’s discussion with Company management, a review of the overall design and operation of executive compensation arrangements and analysis of any programs which might encourage inappropriate risk-taking by the Company were carried out.  In addition, Company management presented to the Committee its own internal assessment of both executive and non-executive compensation, which was developed over a series of management meetings, and potential related risks, and further discussed and evaluated with the Committee the risks identified.  After this evaluation process and a final analysis, the Committee concluded that the Company’s overall compensation plans and its related programs and policies, considered as a whole, did not create, and are not reasonably likely to have, any material adverse effect on the Company.

Throughout Fiscal 2015, both the Committee and Company management had controls and processes in place, outside of regularly scheduled meetings, in order to identify and track compensation related issues, including potential risks to the Company, on an ongoing basis.  The Committee and Company management were effectively and readily able to recognize, discuss, and evaluate potential risks at their regular meetings, thus leading the Committee and Company management to be especially cognizant of potential compensation related risks to the Company continuously throughout the year.

Transactions With Related Persons

In accordance with the Company’s Audit Committee Charter, the Audit Committee maintains responsibility for reviewing and approving any transactions with related persons.  Pursuant to the Company’s Related Persons Transaction Policies and Procedures, the Audit Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into such a transaction in advance.  Interested transactions are those transactions, arrangements, or relationships in which (i) the aggregate amount involved will or may be expected to exceed a pre-established dollar threshold in any calendar year, (ii) the Company is a participant, and (iii) an executive officer, director, or nominee for election as a Director of the Company, greater than 5% beneficial owner of the Company’s stock, or an immediate family member of any of the foregoing (each, a “related person”) has or will have a direct or indirect material interest.  In determining whether to approve or disapprove an interested transaction, the Committee takes into account, among other factors, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.  The Company did not enter into any material financial transactions with any related person during Fiscal 2015.  If any such material interested transaction were contemplated, the terms of the transaction would be reviewed and approved by the Audit Committee prior to the Company entering into such transaction.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee have no interlocks or insider participation, and no member is or has been a former employee or officer of the Company.

Compensation Committee Report

The Compensation Committee of the Company’s Board has reviewed and discussed the foregoing Compensation Discussion and Analysis with Company management and the Board and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis above be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for Fiscal 2015.

This report is respectfully submitted by the members of the Compensation Committee set forth below:

Catherine A. Langham, Chair

Dolores A. Kunda
Norman H. Gurwitz
Richard P. Crystal

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compen- sation(5) ($)		All Other Compen- sation ($)		Total ($)
Glenn S. Lyon	2015	$990,000		$0	$1,237,513	$1,237,498	$223,493		$128,914	(6)	$3,817,418
Chief Executive Officer	2014	$950,000		$0	$1,187,513	$1,187,505	$1,081,500		$111,999		$4,518,517
	2013	$950,000		$0	$4,758,750	$1,258,750	$495,513		$69,906		$7,532,919

Samuel M. Sato	2015	$635,000		$0	$580,613	$555,627	$97,155		$66,892	(7)	$1,935,287
President	2014	$609,000		$0	$1,080,985	$624,223	$578,948		$58,819		$2,951,975
	2013	$609,000		$60,417	$429,345	$429,345	$247,652		$33,629		$1,809,388

Bill Kirkendall	2015	$355,385	(8)	$0	$420,001	$420,009	$136,500	(9)	$69,746	(10)	$1,401,641
Executive Vice President,
President of Running Specialty Group

Imran Jooma	2015	$31,673	(11)	$295,584	$274,495	$548,999	$118,950	(12)	$611	(13)	$1,270,312
Executive Vice President,
Chief Omnichannel Officer

Edward W. Wilhelm	2015	$530,000		$0	$275,003	$260,003	$74,068		$25,367	(14)	$1,164,441
Executive Vice President,	2014	$481,667		$0	$619,513	$380,498	$327,704		$22,220		$1,831,602
Chief Financial Officer	2013	$445,000		$0	$242,525	$242,525	$156,991		$22,245		$1,109,286

Mark S. Landau	2015	$330,769	(15)	$0	$229,978	$214,999	$45,069	(16)	$668,666	(17)	$1,489,481
Former Executive Vice	2014	$420,000		$0	$210,005	$210,004	$282,217		$21,309		$1,143,535
President, Chief Business Development Officer	2013	$420,000		$0	$228,900	$228,900	$77,385		$158,248		$1,113,433

(1)
Amounts reflected in this column relate to the following made to the respective NEO and approved by the Committee:  for Fiscal 2015, a hiring bonus to Mr. Jooma; and for Fiscal 2013, a discretionary cash bonus to Mr. Sato.

(2)	Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, and with respect to restricted stock awards subject to performance conditions, the included amount is based upon the probable outcome of the performance conditions at target as of the grant date. If the conditions for the highest level of performance are achieved, the values of the performance-based awards for Fiscal 2015, Fiscal 2014, and Fiscal 2013, as applicable, at the grant dates would be as follows: Mr. Lyon (2015 - $1,113,762; 2014 - $1,068,756; 2013 - $1,132,875); Mr. Sato (2015 - $500,075; 2014 - $356,271; 2013 - $386,411); Mr. Kirkendall (2015 - $188,992); Mr. Wilhelm (2015 - $234,011; 2014 - $200,237; 2013 - $218,273); and Mr. Landau (2015 - $193,497; 2014 - 189,005; 2013 - $206,010). Mr. Jooma was not granted any performance-based restricted stock awards in Fiscal 2015. Performance-based restricted stock awards granted in Fiscal 2013 did not meet the performance threshold so no shares vested on April 2, 2015, resulting in zero value for all executives. For the assumptions made in the valuation of these stock awards, see Notes 1 and 8 to our audited consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 28, 2015.
(3)	Stock granted to the NEOs as part of their Fiscal 2015 annual compensation was granted on April 1, 2014 pursuant to the shareholder approved 2009 Incentive Plan adopted by the Company’s shareholders on July 23, 2009, as amended and restated. The aggregate value of the stock granted has been calculated to be equal to the average of the high and low price of the Company’s common stock on the grant date of April 1, 2014, or $27.255 per share. Additionally as newly hired executives, Mr. Kirkendall received performance-based restricted stock, time-based restricted stock, and non-qualified stock option awards on May 13, 2014 and Mr. Jooma received time-based restricted stock and non-qualified stock option awards on February 10, 2015, and the aggregate values of those awards have been calculated to be equal to the average of the high and low price of the Company’s common stock on the grant dates which is $29.80 per share and $23.805 per share, respectively. For Fiscal 2015, including all executives except Mr. Kirkendall and Mr. Jooma, 60% of the value of the awards in this column is attributed to performance-based restricted stock awards and 40% is attributed to time-based restricted stock awards. Mr. Kirkendall received a new hire time-based restricted stock grant valued at $210,000 on May 13, 2014 and these shares will vest in one installment, in full, on May 13, 2017. For Fiscal 2015, the remaining value of $210,001 for Mr. Kirkendall is attributed 40% to time-based restricted stock awards and 60% to performance-based restricted stock awards. Mr. Jooma received a new hire time-based restricted stock grant valued at $274,495 on February 10, 2015 and these shares will vest in three installments, 50% on February 10, 2016, 25% on March 1, 2016, and 25% on March 1, 2017. Additionally, at the same time as the annual grant on April 1, 2014, Mr. Sato received a discretionary grant of time-based restricted stock in the amount of $25,000 and Mr. Wilhelm and Mr. Landau each received a discretionary grant of time-based restricted stock in the amount of $15,000, in recognition of the successful launch of the Company’s Shops within Department Stores initiative. For specific information related to the types of restricted stock awards made in Fiscal 2015 (i.e., performance-based restricted stock and time-based restricted stock), see “Executive Compensation – Compensation Discussion and Analysis – Stock-Based Awards.”

(4)	Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For the assumptions made in the valuation of these option awards, see Notes 1 and 8 to our audited consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 28, 2015. Options are for the purchase of shares of common stock. Stock options were granted to Mr. Lyon, Mr. Sato, Mr. Wilhelm, and Mr. Landau as part of their Fiscal 2015 annual compensation on April 1, 2014. Additionally, Mr. Kirkendall received a stock option grant on May 13, 2014 and Mr. Jooma received a stock option grant on February 10, 2015.
(5)	Non-equity incentive plan compensation is listed for the fiscal year in which such compensation was earned. Payments of such compensation were made to the NEO in the succeeding fiscal year. For the specific amounts corresponding to each NEO’s non-equity incentive plan compensation for Fiscal 2015, see “Executive Compensation – Compensation Discussion and Analysis – Performance-Based and At-Risk Incentive Compensation,” “– Executive Officer Bonus Program,” and “– Long-Term Incentive Bonus Program” above.
(6)	This amount reflects the Company’s payment for Mr. Lyon’s executive long-term disability insurance premiums in the amount of $5,667, the Company’s contribution to Mr. Lyon’s 401(k) Plan account in the amount of $10,538, taxable cell phone reimbursement of $56, Mr. Lyon’s country club membership dues in the amount of $2,700, a vehicle allowance in the amount of $14,400 provided to Mr. Lyon in lieu of a Company vehicle, the Company’s payment for Mr. Lyon’s personal use of corporate aircraft in the amount of $20,369, and cash dividends paid on Mr. Lyon’s unvested time-based restricted stock in the amount of $75,184.
(7)	This amount reflects the Company’s payment for Mr. Sato’s executive long-term disability insurance premiums of $3,535, the Company’s contribution to Mr. Sato’s 401(k) Plan account in the amount of $10,600, taxable cell phone reimbursement of $56, the Company’s payment for Mr. Sato’s personal use of corporate aircraft in the amount of $33,562, and cash dividends paid on Mr. Sato’s unvested time-based restricted stock in the amount of $19,139.
(8)	Mr. Kirkendall became an employee of the company on April 25, 2014. Amount shown represents total base salary paid to Mr. Kirkendall during Fiscal 2015. Mr. Kirkendall’s annual base salary was set at $420,000 upon his hire date.
(9)	In accordance with Mr. Kirkendall’s terms of employment, he was guaranteed to receive a minimum Fiscal 2015 bonus payment equal to 50% of his annual Company Performance Category bonus target.
(10)	This amount reflects the Company’s payment for Mr. Kirkendall’s executive long-term disability insurance premiums of $4,132, the Company’s payment for Mr. Kirkendall’s Company-provided relocation and moving expenses in the amount of $40,855, cash dividends paid on Mr. Kirkendall’s unvested time-based restricted stock in the amount of $3,009, and compensation in the amount of $21,750 Mr. Kirkendall earned as a Director of the Company during Fiscal 2015 (until his resignation from the Board on April 24, 2014).
(11)	Mr. Jooma became an employee of the company on February 9, 2015. Amount shown represents total base salary paid to Mr. Jooma during Fiscal 2015. Mr. Jooma’s annual base salary was set at $549,000 upon his hire date.
(12)	In accordance with Mr. Jooma’s terms of employment, he was entitled to receive a Fiscal 2015 bonus payment equal to $118,950.
(13)	This amount reflects the Company’s payment for Mr. Jooma’s Company-provided relocation and moving expenses in the amount of $608, and taxable cell phone reimbursement of $3.
(14)	This amount reflects the Company’s payment for Mr. Wilhelm’s executive long-term disability insurance premiums of $4,314, the Company’s contribution to Mr. Wilhelm’s 401(k) Plan account in the amount of $10,630, taxable cell phone reimbursement of $56, and cash dividends paid on Mr. Wilhelm’s unvested time-based restricted stock in the amount of $10,367.
(15)	Effective December 5, 2014, Mr. Landau resigned from the company. Amount shown represents the total amount of base salary paid to Mr. Landau during Fiscal 2015. See “Resignation Agreement of Mark S. Landau” above.
(16)	In accordance with the terms of Mr. Landau’s previously disclosed Resignation and General Release Agreement, his Fiscal 2015 bonus payment was pro-rated based on his December 5, 2014 resignation date.
(17)
This amount reflects the Company’s payment for Mr. Landau’s executive long-term disability insurance premiums of $3,623, the Company’s contribution to Mr. Landau’s 401(k) Plan account in the amount of $7,169, taxable cell phone reimbursement of $43, cash dividends paid on Mr. Landau’s unvested time-based restricted stock in the amount of $11,679, and the following amounts paid to Mr. Landau under his Retirement Agreement in connection with his retirement from the Company: a lump sum cash payment of $645,000 which is equivalent to 18 months of base salary, and the value of COBRA health insurance benefits for Fiscal 2015 in the amount of $1,152.  See “Retirement Agreement of Mark S. Landau” above.

FISCAL YEAR 2015 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Date of Committee Action	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)(2)	Target (#)(2)		Maximum (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)

Glenn S. Lyon	3/17/14	–							158	315	(7)	473				$8,511
	4/01/14	4/01/14												145,076	$27.255	$1,237,498
	4/01/14	4/01/14											18,162			$495,005
	4/01/14	4/01/14							13,622	27,243		40,865				$742,508
	4/15/14	4/15/14	$125,000	(1)	$250,000	(1)	$500,000	(1)
	4/15/14	4/15/14	–		$1,039,500	(8)	$2,524,500	(9)
	6/16/14	–							142	283	(7)	425				$8,114
	9/15/14	–							138	275	(7)	413				$8,148
	12/15/14	–							144	287	(7)	431				$8,191
Samuel M. Sato	3/17/14	–							51	102	(7)	153				$2,756
	4/01/14	4/01/14												65,138	$27.255	$555,627
	4/01/14	4/01/14											9,071			$247,230
	4/01/14	4/01/14							6,116	12,232		18,348				$333,383
	4/15/14	4/15/14	$100,000	(1)	$200,000	(1)	$400,000	(1)
	4/15/14	4/15/14	–		$539,750	(10)	$1,333,500	(11)
	6/16/14	–							52	104	(7)	156				$2,982
	9/15/14	–							51	101	(7)	152				$2,993
	12/15/14	–							53	105	(7)	158				$2,997
Bill Kirkendall	5/13/14	4/01/14												46,876	$29.80	$420,009
	5/13/14	4/01/14											9,866			$294,007
	5/13/14	4/01/14							2,114	4,228		6,342				$125,994
	4/25/14	4/15/14	$47,222	(1)	$94,444	(1)	$188,888	(1)
	4/25/14	4/15/14	–		$273,000	(12)	$693,000	(13)
	6/16/14	–							6	12	(7)	18				$344
	9/15/14	–							6	11	(7)	17				$326
	12/15/14	–							6	12	(7)	18				$342
Imran Jooma	2/09/15	2/09/2015	$34,722	(1)	$69,444	(1)	$138,888	(1)
	2/09/15	2/09/2015	–		$118,950	(14)	$118,950	(15)
	2/10/15	2/10/2015												80,029	$23.805	$548,999
	2/10/15	2/10/2015											11,531			$274,495
Edward W. Wilhelm	3/17/14	–							30	60	(7)	90				$1,621
	4/01/14	4/01/14												30,481	$27.255	$260,003
	4/01/14	4/01/14											4,366			$118,995
	4/01/14	4/01/14							2,862	5,724		8,586				$156,008
	4/15/14	4/15/14	$75,000	(1)	$150,000	(1)	$300,000	(1)
	4/15/14	4/15/14	–		$344,500	(16)	$874,500	(17)
	6/16/14	–							28	55	(7)	83				$1,577
	9/15/14	–							27	53	(7)	80				$1,570
	12/15/14	–							28	56	(7)	84				$1,598
Mark S. Landau	3/17/14	–							20	39	(7)	59				$1,054
	4/01/14	4/01/14												25,205	$27.255	$214,999
	4/01/14	4/01/14											3,705			$100,980
	4/01/14	4/01/14							2,367	4,733		7,100				$128,998
	4/15/14	4/15/14	$50,000	(1)	$100,000	(1)	$200,000	(1)
	4/15/14	4/15/14	–		$209,625	(18)	$532,125	(19)
	6/16/14	–							25	50	(7)	75				$1,434
	9/15/14	–							25	49	(7)	74				$1,452

(1)	Reflects performance-based, long-term cash opportunity for each NEO under the Long-Term Incentive Bonus Program for Fiscal 2015, Fiscal 2016, and Fiscal 2017 (“LTIB15”). The performance feature is cumulative adjusted operating income with respect to the net income performance measure over two fiscal years, Fiscal 2015 and Fiscal 2016, with Fiscal 2017 serving as a vesting year. The amounts, as displayed in the table above, will be provided if cumulative adjusted operating income is achieved over the performance period. Threshold amount will be provided if the Company were to achieve at least 90% of the target goal under the LTIB15 over the performance period.  Maximum amount will be provided if the Company were to achieve at least 110% of the target goal under the LTIB15 over the performance period.  If the stated goal is achieved, the amount reflected in this column would not be payable until after the close of Fiscal 2017.  Amount displayed is equitably prorated for any executive officer who was newly hired or changed positions in Fiscal 2015.

(2)	Reflects performance-based restricted stock granted for each NEO. The performance feature is compound annual growth rate (“CAGR”) with respect to the net income performance measure over three years (Fiscal 2015, Fiscal 2016, and Fiscal 2017 – the “Performance Period”). The number of shares, as displayed in the table above, will be provided if the CAGR performance with respect to net income is achieved over the performance period. Threshold number of shares equivalent to 50% of the target shares will be provided if CAGR achievement of 80% of target with respect to net income is achieved over the performance period. Maximum number of shares equivalent to 150% of the target shares will be provided if CAGR achievement of 120% of target with respect to net income is achieved over the performance period. For a description of the vesting provisions applicable to these awards, see “Executive Compensation – Compensation Discussion and Analysis – Stock-Based Awards,” which is incorporated by reference herein.

(3)	With the exception of Mr. Kirkendall’s May 13, 2014 and Mr. Jooma’s February 10, 2015 equity awards, the number of stock awards granted to the NEOs for Fiscal 2015 disclosed in this column was based on a formula whereby the total equity component of an eligible executive officer’s Fiscal 2015 annual compensation was calculated by using a multiple of such executive officer’s new fiscal year (Fiscal 2015) annual base salary, and this amount was then divided as follows: 30% constituted the dollar value of performance-based restricted stock, 20% constituted the dollar value of time-based restricted stock, and the remaining 50% constituted the dollar value of non-qualified stock option grants to such executive officer for Fiscal 2015.

(4)	With the exception of Mr. Kirkendall’s stock option grant on May 13, 2014 and Mr. Jooma’s stock option grant on February 10, 2015, the number of option awards granted to NEOs was based on a formula as described in Footnote 3 above. The value of an eligible executive officer’s option grant for Fiscal 2015 was set and granted on April 1, 2014 under the 2009 Incentive Plan.

(5)	Unless otherwise indicated, the amount reflected in this column shows the exercise price of options granted for Fiscal 2015, which has been calculated to equal the average of the high and low sales price of the Company’s common stock traded on the grant date of April 1, 2014. The closing market price of the Company’s common stock on April 1, 2014 was $27.37 and the average of the high and low sales price traded on that date was $27.255. Mr. Kirkendall and Mr. Jooma’s exercise price of options granted in Fiscal 2015 has been calculated to equal the average of the high and low sales price of the Company’s common stock traded on their respective grant dates.

(6)	The amount reflected in this column shows the grant date fair value of restricted shares and of stock options computed in accordance with ASC Topic 718. For restricted share awards, the grant date fair value was calculated by multiplying the average of the high and low sales prices of the Company’s common stock as quoted on the NASDAQ Global Select Market on the grant date. This value, which represents the grant date fair value, assumes that 100% of the underlying shares vest. In the future, the actual value of the underlying shares could be materially different if the shares do not vest or if the stock price increases or decreases. For stock option awards, the grant date fair value was calculated by multiplying the Black-Scholes value by the number of options granted. With the exception of Mr. Kirkendall’s May 13, 2014 option award and Mr. Jooma’s February 10, 2015 option award, the Black-Scholes value for stock options granted in Fiscal 2015 to each of the NEOs was $8.53 per share. The Black-Scholes value for Mr. Kirkendall’s May 13, 2014 option award was $8.96. The Black-Scholes value for Mr. Jooma’s February 10, 2015 option award was $6.86. For performance-based restricted stock, the amount reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of any estimated forfeitures. For dividends earned on performance-based restricted stock, the grant date fair value was calculated by multiplying the number of shares earned by the closing market price of the Company’s common stock on each quarterly dividend record date.

(7)	Dividends earned on performance-based restricted stock will vest at the same time as the underlying common stock. The dividend shares are also subject to the CAGR achievement described in footnote 2 above.

(8)	Reflects the target amount payable to Mr. Lyon under the Company’s EOBP15. Estimated target EOBP15 payment amounts are based on a percentage of each NEO’s base salary. For Mr. Lyon, the target percentage was 105% of his base salary. Amounts actually paid under this program to Mr. Lyon for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(9)	Reflects the maximum amount payable to Mr. Lyon under the Company’s EOBP15. For Mr. Lyon, the maximum bonus potential under the EOBP15 was 255% of his base salary. Amounts actually paid under this program to Mr. Lyon for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(10)	Reflects the target amount payable to Mr. Sato under the EOBP15. For Mr. Sato, the target percentage under the EOBP15 was 85% of his base salary. Amounts actually paid under this program to Mr. Sato for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(11)	Reflects the maximum amount payable to Mr. Sato under the Company’s EOBP15. For Mr. Sato, the maximum bonus potential under the EOBP15 was 210% of his base salary. Amounts actually paid under this program to Mr. Sato for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(12)	Reflects the target amount payable to Mr. Kirkendall under the EOBP15 in accordance with Mr. Kirkendall’s terms of employment. For Mr. Kirkendall, the target percentage under the EOBP15 was 65% of his base salary. Amounts actually paid under this program to Mr. Kirkendall for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(13)	Reflects the maximum amount payable to Mr. Kirkendall under the EOBP15 in accordance with to Mr. Kirkendall’s terms of employment. For Mr. Kirkendall, the maximum bonus potential under the EOBP15 was 165% of his base salary. Amounts actually paid under this program to Mr. Kirkendall for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(14)	Reflects the target amount payable to Mr. Jooma under the EOBP15 in accordance with Mr. Jooma’s terms of employment. Mr. Jooma was entitled to a set amount of $118,950. Amounts actually paid under this program to Mr. Jooma for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(15)	Reflects the maximum amount payable to Mr. Jooma under the EOBP15 in accordance with Mr. Jooma’s terms of employment. Mr. Jooma was entitled to a set amount of $118,950. Amounts actually paid under this program to Mr. Jooma for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(16)	Reflects the target amount payable to Mr. Wilhelm under the EOBP15. For Mr. Wilhelm, the target percentage under the EOBP15 was 65% of his base salary. Amounts actually paid under this program to Mr. Wilhelm for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(17)	Reflects the maximum amount payable to Mr. Wilhelm under the EOBP15. For Mr. Wilhelm, the maximum bonus potential under the EOBP15 was 165% of his base salary. Amounts actually paid under this program to Mr. Wilhelm for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(18)	Reflects the target amount payable to Mr. Landau under the EOBP15 and pro-rated based on Mr. Landau’s December 5, 2014 resignation date. For Mr. Landau, the target percentage under the EOBP15 was 65% of his base salary. Amounts actually paid under this program to Mr. Landau for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(19)	Reflects the maximum amount payable to Mr. Landau under the EOBP15 and pro-rated based on Mr. Landau’s December 5, 2014 resignation date. For Mr. Landau, the maximum bonus potential under the EOBP15 was 165% of his base salary. Amounts actually paid under this program to Mr. Landau for Fiscal 2015 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

We refer you to the “Executive Compensation – Compensation Discussion and Analysis” and “Potential Payments in the Event of Termination or a Change of Control” sections of this Proxy Statement, as well as the corresponding footnotes to the foregoing tables, which are incorporated by reference herein, for other material factors necessary for an understanding of the compensation detailed in the above two tables.

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable	Unexercisable
Glenn S. Lyon	–	54,973		$18.895	03/28/2021	24,126	(3)	$590,604	36,188	(4)	$885,882
	39,500	92,168		$20.870	04/02/2022	164,861	(9)	$4,035,797	36,727	(6)	$899,077
	14,806	133,262		$19.400	04/01/2023	24,485	(5)	$599,393	27,243	(8)	$666,909
	–	145,076		$27.255	04/01/2024	18,162	(7)	$444,606	2,201	(10)	$53,880

Samuel M. Sato	–	16,038		$18.895	03/28/2021	8,229	(3)	$201,446	12,343	(4)	$302,157
	–	10,000		$18.895	03/28/2021	8,162	(5)	$199,806	12,243	(6)	$299,709
	–	31,438		$20.870	04/02/2022	31,822	(12)	$779,003	12,232	(8)	$299,439
	–	44,423		$19.400	04/01/2023	9,071	(7)	$222,058	770	(10)	$18,850
	–	25,488	(11)	$21.530	08/20/2023
	–	65,138		$27.255	04/01/2024

Bill Kirkendall	–	23,438	(14)	$29.800	05/13/2024	2,819	(15)	$69,009	4,228	(16)	$103,501
	–	23,438	(14)	$29.800	05/13/2024	7,047	(15)	$172,511	35	(10)	$857

Imran Jooma	–	80,029	(17)	$23.805	02/10/2025	11,531	(18)	$282,279

Edward W. Wilhelm	24,350	–		$13.105	03/11/2020	4,648	(3)	$113,783	6,972	(4)	$170,675
	15,450	10,300		$18.895	03/28/2021	4,588	(5)	$112,314	6,881	(6)	$168,447
	7,610	17,759		$20.870	04/02/2022	996	(13)	$24,382	5,724	(8)	$140,124
	2,774	24,969		$19.400	04/01/2023	17,418	(12)	$426,393	422	(10)	$10,331
	358	3,225		$22.095	07/09/2023	4,366	(7)	$106,880
	–	13,951	(11)	$21.530	08/20/2023
	–	30,481		$27.255	04/01/2024

Mark S. Landau	15,000	–		$19.585	01/10/2022	4,387	(3)	$107,394
	7,183	7,183		$20.870	04/02/2022
	2,618	5,237		$19.400	04/01/2023
	–	2,520		$27.255	04/01/2024

_____________________________
(1)	Generally, options outstanding will be exercisable at a price equal to the average of the high and low price on the date of grant and, unless otherwise indicated, vest on a tiered schedule over a four-year period, as follows: 10% after one year, 20% after two years, 30% after three years, and the remaining 40% after four years. All options expire 10 years from the date of grant.

(2)	The values represented in this column have been calculated by multiplying $24.48 (the closing price of the Company’s common stock on the last trading day of Fiscal 2015, which was February 27, 2015) by the number of shares of stock.

(3)	Shares of restricted stock granted on April 2, 2012 have a three-year cliff-vesting schedule based on continued employment and vest on April 2, 2015.

(4)	Shares of restricted stock granted on April 2, 2012 have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s net income over the three-year performance period.

(5)	Shares of restricted stock granted on April 1, 2013 have a three-year cliff-vesting schedule based on continued employment and vest on April 1, 2016.

(6)
Shares of restricted stock granted on April 1, 2013 have a three-year vesting schedule based on continued employment and performance.  The performance feature is CAGR with respect to the Company’s net income over the three-year performance period.

(7)	Shares of restricted stock granted on April 1, 2014 have a three-year cliff-vesting schedule based on continued employment and vest on April 1, 2017.

(8)	Shares of restricted stock granted on April 1, 2014 have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s net income over the three-year performance period.

(9)	Represents shares of time-vested restricted stock granted to Mr. Lyon under the 2009 Incentive Plan. The grant date of the award was November 2, 2012. The shares will vest in one installment, in full, on November 2, 2016, subject to Mr. Lyon’s continued employment with the Company as of such date (except that if Mr. Lyon retires, dies, or becomes permanently disabled prior to November 2, 2016, the award will fully vest).

(10)	Dividends earned on performance-based restricted stock will vest at the same time as the underlying common stock.

(11)	Represents the number options granted to Mr. Sato and Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was August 20, 2013. The shares will vest in one installment, in full, on August 31, 2017, subject to Mr. Sato and Mr. Wilhelm’s respective continued employment with the Company as of such date (except if Mr. Sato or Mr. Wilhelm retires, dies, or becomes permanently disabled prior to August 31, 2017, the award will fully vest).

(12)	Represents shares of time-vested restricted stock granted to Mr. Sato and Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was August 20, 2013. The shares will vest in one installment, in full, on August 31, 2017, subject to Mr. Sato and Mr. Wilhelm’s respective continued employment with the Company as of such date (except if Mr. Sato or Mr. Wilhelm retires, dies or becomes permanently disabled prior to August 31, 2017, the award will fully vest).

(13)	Represents shares of time-vested restricted stock granted to Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was July 9, 2013. The shares will vest in one installment, in full, on July 9, 2016, subject to Mr. Wilhelm’s continued employment with the Company as of such date (if Mr. Wilhelm retires, dies, or becomes permanently disabled prior to July 9, 2016, the award will fully vest).

(14)	Represents the number options granted to Mr. Kirkendall under the 2009 Incentive Plan. The grant date of the award was May 13, 2014. The options were part of Mr. Kirkendall’s employment terms and vest on a tiered schedule over a four-year period, as follows: 10% after one year, 20% after two years, 30% after three years, and the remaining 40% after four years. The options will expire on May 13, 2024.

(15)	Represents shares of time-vested restricted stock granted to Mr. Kirkendall under the 2009 Incentive Plan. The grant date of the award was May 13, 2014. The shares were part of Mr. Kirkendall’s employment terms and have a three-year cliff-vesting schedule based on continued employment and vest on May 13, 2017.

(16)	Represents shares of performance-vested restricted stock granted to Mr. Kirkendall under the 2009 Incentive Plan. The grant date of the award was May 13, 2014. The shares were part of Mr. Kirkendall’s employment terms and have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s net income over the three-year performance period.

(17)	Represents the number options granted to Mr. Jooma under the 2009 Incentive Plan. The grant date of the award was February 10, 2015. The options were part of Mr. Jooma’s employment terms and vest on a tiered schedule over a two-year period, as follows: 50% on February 9, 2016 and 50% on February 9, 2017.

(18)	Represents shares of time-vested restricted stock granted to Mr. Jooma under the 2009 Incentive Plan. The grant date of the award was February 10, 2015. The shares were part of Mr. Jooma’s employment terms and have a tiered schedule over a three-year period, as follows: 50% on February 9, 2016, 25% on March 1, 2016 and, the remaining 25% on March 1, 2017.

 FISCAL YEAR 2015 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Glenn S. Lyon	120,181	$1,477,580	31,424	$855,518	(2)
Samuel M. Sato	71,069	$645,348	19,168	$521,849	(2)
Bill Kirkendall	–	–	4,007	$107,227	(3)
Imran Jooma	–	–	–	–
Edward W. Wilhelm	30,000	$712,450	5,888	$160,301	(2)
Mark S. Landau	–	–	25,000	$620,000	(4)
_________________
(1)	Represents the difference between the exercise price of the stock options and the fair market value of the Company’s common stock at exercise.

(2)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting date, March 28, 2014 (which was $27.225).

(3)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting date, July 18, 2014 (which was $26.76).

(4)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting date, January 10, 2015 (which was $24.80).

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information with respect to compensation plans under which equity securities of the Company are currently authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders), as of February 28, 2015:
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders(1)	2,016,323	$20.90	4,997,559	(2)

Equity compensation plans not approved by shareholders	–	–	–

Total	2,016,323	$20.90	4,997,559
_________________________
(1)	These shares are subject to awards made or to be made under the Company’s 2002 Plan, 2009 Incentive Plan, Non-Employee Director Stock Option Plan, and Employee Stock Purchase Plan.

(2)	Includes the following shares which remain available for future issuance under the referenced plan as of February 28, 2015: (i) 291,520 shares under the 2002 Plan; (ii) 2,756,556 shares under the 2009 Incentive Plan; and (iii) 1,949,483 shares under the Employee Stock Purchase Plan. No shares remain available for future issuance under the Non-Employee Director Stock Option Plan. From and after July 23, 2009, the only shares issuable under the 2002 Plan (other than shares issuable upon the exercise of outstanding options, as disclosed in column (a)) include 291,520 shares eligible for issuance in respect of shares returned to the plan by forfeiture after July 23, 2009.

PENSION BENEFITS
None of our NEOs participated in any Company defined benefit pension plans or supplemental executive retirement plans during or as of the end of Fiscal 2015.

FISCAL YEAR 2015 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Glenn S. Lyon(3)	–	–	$65,646	–	$845,231
Samuel M. Sato(3)	–	–	$4,329	–	$56,707
Bill Kirkendall(3)	–	–	–	–	–
Imran Jooma(3)	–	–	–	–	–
Edward W. Wilhelm(3)	–	–	$36,738	–	$481,209
Mark S. Landau(3)	–	–	–	–	–
___________________
(1)	No above-market or preferential earnings are paid on deferred compensation pursuant to the Company’s NQDC Plan.

(2)	Represents the balance of the NEO’s account under the NQDC Plan as of February 28, 2015. The full amounts of the reported aggregate balances for the respective NEOs, less the amounts reported in the contributions and earnings columns above with respect to Fiscal 2015, were reflected in prior years’ Summary Compensation Tables.

(3)	The NEO was not a participant in the NQDC Plan during Fiscal 2015.

We refer you to the “Executive Compensation – Compensation Discussion and Analysis – Non-Qualified Deferred Compensation” section of this Proxy Statement, which is incorporated by reference herein, for other material factors necessary for an understanding of the NQDC Plan.

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION
OR A CHANGE IN CONTROL

The Company is a party to employment agreements, some as amended, with the following NEOs: Glenn S. Lyon, the Company’s Chief Executive Officer; Samuel M. Sato, the Company’s President; Edward W. Wilhelm, the Company’s Executive Vice President, Chief Financial Officer; Bill Kirkendall, the Company’s Executive Vice President, President of Running Specialty Group; and Imran Jooma, the Company’s Executive Vice President, Chief Omnichannel Officer.  The employment agreement of Mark S. Landau, the Company’s former Executive Vice President, Chief Business Development Officer, was terminated effective December 5, 2014, in conjunction with his resignation from the Company (see “Resignation and General Release Agreement of Mark S. Landau” above).  The payments made to Mr. Landau in connection with his resignation from the Company are set forth below in “Payments to Mark S. Landau Upon Resignation.”  The employment agreements of each of Messrs. Lyon, Sato, and Wilhelm were amended effective as of February 28, 2011, to provide for certain amendments which are reflected in the descriptions of their agreements below.  Under these employment agreements, each of the NEOs will be entitled to certain payment provisions if they are terminated under any of the following circumstances:
•	Without Cause by the Company or resignation by the executive officer for Good Reason 30 days before or two years after a Change in Control;
•	Without Cause by the Company at the end of the employment term upon the Company’s non-renewal of the agreement;
•	Resignation by the executive officer without Good Reason following a Change in Control;
•	Without Cause by the Company or resignation by the executive officer for Good Reason other than during a Change in Control;
•	For Cause by the Company or resignation by the executive officer without Good Reason; or
•	The Disability or death of the executive officer.

Generally, pursuant to these employment agreements, the terms “Cause,” “Good Reason,” “Change in Control,” and “Disability” are defined as follows:

“Cause” means:
(A)	the willful and continued failure by an executive officer to perform his material duties;
(B)	the willful or intentional engaging by an executive officer in conduct within the scope of his employment that causes material injury to the Company;
(C)	the executive officer’s conviction for, or a plea of nolo contendre to, the commission of a felony involving moral turpitude; or
(D)	a material breach of the executive officer’s covenants of non-competition, non-solicitation, and confidentiality that causes a material injury to the Company.

“Good Reason” means if, other than for Cause, any of the following has occurred:
(A)	any reduction in the executive officer’s base salary or annual bonus opportunity (except for across the board reductions for all similarly situated executive officers of the Company);
(B)	a transfer of the executive officer’s primary workplace by more than 35 miles from its location;
(C)	a material breach of the agreement by the Company; or
(D)	if such termination of employment occurs within 30 days prior to or two years following a Change in Control, then any one of the following: a substantial reduction in an executive officer’s authority, duties, or responsibilities, or the assignment of any duties or responsibilities inconsistent with an executive officer’s position with the Company.

“Change in Control” means the consummation of one or more of the following:
(A)	the sale, exchange, lease, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group;
(B)	any person or group, other than the three founders of the Company (Alan H. Cohen, David I. Klapper, and Larry J. Sablosky), is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company;
(C)	a merger, consolidation, or similar reorganization of the Company with or into another entity, if the shareholders of the common stock of the Company immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or
(D)	if during any 12-month period, a majority of the then current Directors cease for any reason to constitute a majority of the Board.

“Disability” means: if the executive officer becomes (in the good faith judgment of the Board) physically or mentally incapacitated and is therefore unable for a period of three consecutive months, or for an aggregate of six months in any 12 consecutive month period, to perform the executive officer’s duties.

Termination of an Executive Officer 30 Days Before and Through Two Years After a Change In Control

If an executive officer is terminated by the Company without Cause (other than by reason of Disability or death) or resigns for Good Reason, in either case, during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive officer will be entitled to receive benefits equal to: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment that is derived by adding the executive officer’s base salary with his annual target bonus and the value of any other bonus the executive officer could have earned during the year of termination, and multiplying that figure by 2.5, and (3) health insurance benefits for each executive officer and his dependents for two years.  Each of the agreements also provides that to the extent any of the payments under the agreements become subject to an excise tax imposed by Section 4999 of the Code, then the executive officer would receive an additional gross-up payment to indemnify him for the effect of such a tax.

The amounts shown in the charts below do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, 401(k) Plan distributions, and welfare benefits provided to all employees (other than the continuation of health insurance benefits, which is set forth in the charts below).  The chart below illustrates the potential payments that each NEO would have been entitled to if they were terminated by the Company without Cause or such executive officer resigned for Good Reason with respect to a Change in Control on February 28, 2015:

NEO	Lump Sum Cash Payment (Base + Target Bonus x 2.5)(1)	Health Insurance Benefits for Two Years(2)	Tax Gross Up(3)
Glenn S. Lyon	$5,698,750	$20,598	–
Samuel M. Sato	$3,436,875	$28,450	–
Bill Kirkendall	$1,982,500	$20,598	$240,075
Imran Jooma	$2,514,625	$28,450	–
Edward W. Wilhelm	$2,561,250	$28,450	–
___________________________
(1)	This amount is calculated by adding the NEO’s annual base salary, plus the executive’s target annual bonus, plus the value of any other bonus the NEO could have earned during the year and multiplying it by 2.5.
(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 28, 2015.
(3)	Each NEO’s employment agreement provides that the Company will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by the executive officer would be equal to the covered amount.

Termination of an Executive Officer Without Cause Upon Non-Renewal of Agreement

If an executive officer is terminated by the Company without Cause at the end of his employment term in connection with the Company providing the executive officer with a notice of non-renewal of his agreement, then each such executive officer will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment equal to the executive officer’s base salary, (3) health insurance benefits for each executive officer and his dependents for one year, and (4) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based upon actual performance and the number of days during such fiscal year the executive officer was employed) of the annual bonus and any other bonus the executive officer would have received during such fiscal year had he remained employed through the entire fiscal year.

The following chart illustrates the potential payments that each executive officer would have been entitled to if the Company did not renew the executive officer’s agreement and the executive officer was terminated by the Company without Cause on February 28, 2015:

NEO	Lump Sum Cash Payment Equal to Base Salary(1)	Health Insurance Benefits for One Year(2)	Bonus Amount(3)
Glenn S. Lyon	$990,000	$10,299	$223,493
Samuel M. Sato	$635,000	$14,225	$97,155
Bill Kirkendall	$420,000	$10,299	$136,500
Imran Jooma	$549,000	$14,225	$118,950
Edward W. Wilhelm	$530,000	$14,225	$74,068
_____________________
(1)	Amount represents the NEO’s annual base salary as of February 28, 2015.
(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 28, 2015.
(3)	Amount represents the value of earned bonus payments for Fiscal 2015.

Termination of an Executive Officer by Resignation Without Good Reason Following a Change In Control

If an executive officer resigns without Good Reason during the 30 day period that begins on the first anniversary of a Change in Control, such executive officer shall be entitled to receive such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, and a lump sum payment equal to the executive officer’s base salary.

The following chart illustrates the potential payments that each executive officer would have been entitled to if they terminated their employment by resignation without Good Reason on February 28, 2015, and such date was within the 30 day period following the first anniversary of a Change in Control:

NEO	Lump Sum Payment Equal to Base Salary(1)	Tax Gross Up(2)
Glenn S. Lyon	$990,000	–
Samuel M. Sato	$635,000	–
Bill Kirkendall	$420,000	–
Imran Jooma	$549,000	–
Edward W. Wilhelm	$530,000	–
_______________________
(1)	Amount represents the NEO’s annual base salary as of February 28, 2015.
(2)	Based on current estimates, no excise tax gross up would be payable to the executive officer on the contemplated date.

Termination of an Executive Officer Other Than in Connection With a Change in Control

If an executive officer is terminated by the Company without Cause (other than by reason of Disability or death) or if the executive officer resigns for Good Reason, in either case other than within the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive officer will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms; (2) a lump sum payment equal to: (a) with respect to Mr. Lyon, two and one-half times (2.5x) his base salary; (b) with respect to Mr. Sato, two times (2x) his base salary; and (c) with respect to Mr. Kirkendall, Mr. Jooma, and Mr. Wilhelm, one and one-half times (1.5x) each of his base salary; (3) health insurance benefits for each executive officer and his dependents for a period equal to: (a) with respect to Mr. Lyon, two years; (b) with respect to Mr. Sato, one and one-half years; and (c) with respect to Mr. Kirkendall, Mr. Jooma, and Mr. Wilhelm, one year; and (4) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based upon actual performance and the number of days during such fiscal year the executive officer was employed) of the annual bonus and any other bonus the executive officer would have received during such fiscal year had he remained employed through the entire fiscal year.

The following chart illustrates the potential payments to which each executive officer would have been entitled if he were terminated by the Company without Cause or the executive officer resigned for Good Reason other than in connection with a Change in Control on February 28, 2015:

NEO	Lump Sum Cash Payment(1)		Health Insurance Benefits(2)	Bonus Amount(3)
Glenn S. Lyon	$2,475,000	(4)	$20,598	$223,493
Samuel M. Sato	$1,270,000	(5)	$21,337	$97,155
Bill Kirkendall	$630,000	(6)	$10,299	$136,500
Imran Jooma	$823,500	(6)	$14,225	$118,950
Edward W. Wilhelm	$795,000	(6)	$14,225	$74,068
________________________
(1)	Unless indicated otherwise, amount is based on the NEO’s annual base salary as of February 28, 2015.
(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 28, 2015. In the case of Mr. Lyon, the period identified is two years, in the case of Mr. Sato, the period identified is one and one-half years, and in the case of Mr. Kirkendall, Mr. Jooma, and Mr. Wilhelm, the period identified is one year.
(3)	Amount represents the value of earned bonus payments for Fiscal 2015.
(4)	Amount reflects a cash payment equal to 2.5 times the base salary for Mr. Lyon.
(5)	Amount reflects a cash payment equal to 2.0 times the base salary for Mr. Sato.
(6)	Amount reflects a cash payment equal to 1.5 times the base salary for Mr. Kirkendall, Mr. Jooma, and Mr. Wilhelm.

Termination of an Executive Officer for Cause or by Executive Officer Without Good Reason

If an executive officer is terminated by the Company for Cause, or the executive officer resigns without Good Reason, then such executive officer would be entitled to receive his base salary through the date of termination, any earned but unpaid portion of the executive officer’s prior fiscal year annual performance bonus, reimbursement for any unreimbursed business expenses incurred by the executive officer in accordance with Company policy prior to the executive officer’s termination date, and such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms.

The following chart illustrates the potential payments that each executive officer would have been entitled to if they were terminated by the Company for Cause or the executive officer resigned without Good Reason on February 28, 2015:

NEO	Base Salary(1)	Annual Performance Bonus(2)
Glenn S. Lyon	–	–
Samuel M. Sato	–	–
Bill Kirkendall	–	–
Imran Jooma	–	–
Edward W. Wilhelm	–	–
________________
(1)	The executive would receive his base salary through the date his employment terminated.
(2)	Represents the unpaid portion of the executive’s annual performance bonus for Fiscal 2014, the year preceding the year employment terminated. As of February 28, 2015, all annual performance bonus amounts earned for Fiscal 2014 had already been paid to the executive officers.

Termination of an Executive Officer Upon Disability or Death

Upon the termination of an executive officer’s employment for either Disability or death, the executive officer or his estate (as the case may be) would be entitled to receive the following: (1) such employee benefits, if any, to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms; and (2) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based on the number of days in such fiscal year during which the executive officer was employed) of the annual cash bonus and any other cash bonus the executive officer would have received for such fiscal year had he remained employed through the entire fiscal year (based on the Company’s actual performance for such fiscal year).

The following chart illustrates the potential payments that each executive officer or his estate (as the case may be) would have been entitled to if their employment was terminated for either Disability or death as of February 28, 2015:

NEO	Bonus Amount(1)
Glenn S. Lyon	$223,493
Samuel M. Sato	$97,155
Bill Kirkendall	$136,500
Imran Jooma	$118,950
Edward W. Wilhelm	$74,068
_______________
(1)	Amount represents the value of earned cash bonus payments for Fiscal 2015.

Payments to Mark S. Landau Upon Resignation

As discussed above, Mark S. Landau resigned as Executive Vice President, Chief Business Development Officer of the Company effective December 5, 2014.  Mr. Landau was not serving as an executive officer of the Company at February 28, 2015.  Therefore, pursuant to Regulation S-K Item 402(j), Instruction 4, the following chart illustrates the actual payments made to Mr. Landau under his Resignation and General Release Agreement:

Name	Lump Sum Cash Payments(1)	Health Insurance Benefits for 12 Months(2)	Bonus Amount(3)
Mark S. Landau	$645,000	$6,913	$45,069
(1)	Pursuant to the Resignation and General Release Agreement, the Company agreed to pay Mr. Landau a $645,000 lump sum cash payment.
(2)	The estimated value of health insurance is based on the Company’s portion of health insurance coverage for Mr. Landau carried on January 1, 2015.
(3)	Amount represents the value of earned bonus payments for Fiscal 2015 under the EOBP15.

DIRECTOR COMPENSATION

The Compensation Committee of the Board customarily reviews and sets Director compensation at its July quarterly meeting which coincides with the Company’s Annual Meeting of Shareholders or at its first meeting that follows the Company’s Annual Meeting.  The current Director compensation structure, as set by the Committee, is as follows: upon the commencement of service on the Board, a new outside Director is eligible to receive a grant of the Company’s shares valued at $30,000; thereafter, each outside Director is eligible to receive an annual grant of Company shares valued at $90,000 for continued service.  The annual grant to a newly appointed outside Director is subject to a minimum length of service on the Board of at least 90 days.  For each outside Director, the fee component consists of an annual retainer in the amount of $35,000.  Each outside Director also receives $2,000 per regularly scheduled Board meeting attended and $1,000 for attending any non-regularly scheduled Board meeting.  For those outside Directors serving on the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, and/or the Strategy Committee, a fee of $1,500 is payable per each such committee meeting attended.  The Chair of the Audit Committee receives an annual fee of $20,000, and the Chairs of the Compensation Committee, Governance & Nominating Committee, and the Strategy Committee each receive an annual fee of $10,000.  The Lead Director receives an annual fee of $15,000.  There was no change in any of these fees from Fiscal 2014.

The following table summarizes the compensation received by the Company’s Directors for Fiscal 2015.  Information regarding the compensation paid to or earned by Bill Kirkendall, who is an NEO of the Company for Fiscal 2015, in respect of his service on the Board during Fiscal 2015, is included above in the Summary Compensation Table.  All committee assignments and board classes are as of February 28, 2015, the last day of the Company’s Fiscal 2015:

FISCAL YEAR 2015 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total $
Glenn S. Lyon(3) Chairman of the Board Strategy Committee Class I	–	–	–
Stephen Goldsmith Governance & Nominating Committee, Chair Strategy Committee Class III	$64,000	$90,000	$154,000
William P. Carmichael Lead Director Audit Committee, Chair Class II	$89,500	$90,000	$179,500
Catherine A. Langham Compensation Committee, Chair Audit Committee Class III	$70,500	$90,000	$160,500
Dolores A. Kunda Compensation Committee Governance & Nominating Committee Class I	$58,500	$90,000	$148,500
Norman H. Gurwitz Audit Committee Compensation Committee Class III	$63,000	$90,000	$153,000
Richard P. Crystal Compensation Committee Strategy Committee, Chair Class II	$68,500	$90,000	$158,500
Torrence Boone Governance & Nominating Committee Strategy Committee Class I	$54,500	$90,000	$144,500
Samuel M. Sato(4) Strategy Committee Class II	–	–	–
____________________________
(1)	Amounts reflected in this column include the value of an outside director’s annual retainer fee, fees for Board meetings attended, and additional fees for those Directors who serve on a committee of the Board, the committee chairs, and the Lead Director.

(2)	Common stock granted to Directors as part of their annual compensation was granted on July 17, 2014. Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. As of February 28, 2015, each Director had been granted the following common stock from previous awards: Mr. Goldsmith – 29,045 shares (of which 25,640 were vested and 3,405 were unvested); Mr. Carmichael – 29,636 shares (of which 26,231 were vested and 3,405 were unvested); Ms. Langham – 29,636 shares (of which 26,231 were vested and 3,405 were unvested); Ms. Kunda – 29,988 shares (of which 26,583 were vested and 3,405 were unvested); Mr. Gurwitz – 29,449 shares (of which 26,044 were vested and 3,405 were unvested); Mr. Crystal – 23,824 shares (of which 20,419 were vested and 3,405 were unvested); and Mr. Boone – 13,370 shares (of which 9,965 were vested and 3,405 were unvested).

(3)	Mr. Lyon receives no compensation as a Director of the Company and Chairman of the Board. All compensation paid to and equity awarded to Mr. Lyon is based on his status as an executive officer of the Company. See the Summary Compensation Table on page 37 and related footnote disclosures.

(4)	Mr. Sato receives no compensation as a Director of the Company. All compensation paid to and equity awarded to Mr. Sato is based on his status as an executive officer of the Company. See the Summary Compensation Table on page 37 and related footnote disclosures.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee acts under an annually reviewed Charter approved by the Board.  Company management has primary responsibility for the preparation of the Company’s financial statements and the reporting process on behalf of the Company, including the systems of internal controls.  However, the Audit Committee assists in the oversight of the Company’s financial reporting process on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended February 28, 2015, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in SEC rules and the NASDAQ listing standards).  Each member meets NASDAQ financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets NASDAQ professional experience requirements as well.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the matters set forth in Statement of Auditing Standards No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 28, 2015, for filing with the SEC.

William P. Carmichael, Chair
Norman H. Gurwitz
Catherine A. Langham

Relationship with Independent Public Accountants

The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for Fiscal 2015.

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee.  In making its determination, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year.  The Audit Committee has selected Ernst & Young LLP for the current fiscal year.  Each professional service performed by Ernst & Young LLP during Fiscal 2015 was reviewed and the possible effect of such service on the independence of the firm was considered by the Audit Committee.  Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by SOX and the related rules of the SEC.

Independent Auditor Fee Information

Fees for professional services provided by the Company’s independent registered public accounting firm, Ernst & Young LLP, in each of the last two fiscal years, for each of the following categories, were:

	2015	2014
Audit Fees	$565,260	$590,700
Audit-Related Fees	—	19,325
Tax Fees	129,720	18,895
All Other Fees	—	—
Total	$694,980	$628,920

Fees for audit services include fees associated with the annual financial statement and internal controls audits, the reviews of the Company’s quarterly reports on Form 10-Q, assistance with review of documents filed with the SEC, and audit consultations.  Audit-related fees principally include accounting consultations and the audit of the Company’s Profit Sharing and 401(k) Plan.  Tax fees consist primarily of tax compliance, consultation on routine tax matters, transfer pricing studies, and tax department assistance.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax, and other services performed by the independent auditors during the fiscal year.  The Audit Committee pre-approves specifically defined services within the categories outlined above, subject to the budget for each category.  Unless a specific service has previously been pre-approved for that year, the Audit Committee must approve the service before the independent auditor may perform such service.  The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

(Item 2 on your Proxy Card)

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 27, 2016.  The Board urges you to vote “FOR” ratification of that appointment.  A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

If the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee and Board will consider a change in independent auditors for the next fiscal year, although they will not be compelled to change auditors.  Even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee or Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if either the Audit Committee or the Board determines that a change would be in the best interests of the Company and its shareholders.

Required Shareholder Approval

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2016 to be ratified, more votes must be cast by all holders of shares of common stock, voting together as a single class, in favor of the proposal than are cast against it.  Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.  Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy Card).

NON-BINDING ADVISORY RESOLUTION TO APPROVE
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Item 3 on your Proxy Card)

In accordance with the requirements of the Dodd-Frank Act, the Company is requesting your non-binding advisory approval of the compensation of our NEOs.  The compensation of our NEOs is described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative starting on page 20 of this Proxy Statement.

The Compensation Committee is responsible for reviewing and approving the compensation structure for the Company’s executive officers, and, in this regard, seeks to establish a competitive and balanced, performance-based compensation structure that is fair to the Company’s shareholders and creates long-term shareholder value.  The Company’s compensation program also reflects competition and best practices in the marketplace.  The mix of compensation components is competitive with that of other companies in our industry of similar size and operational characteristics, links compensation to individual and Company performance, and encourages stock ownership by senior management.  Based on its review of the total compensation of our NEOs for Fiscal 2015, the Compensation Committee believes that the total compensation for each of the NEOs is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value, without encouraging our NEOs to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative starting on page 20 above provide a comprehensive review of our NEO compensation strategy, objectives, factors, program, and rationale.  We urge you to read this disclosure before voting on this non-binding proposal.

For the reasons stated above, and pursuant to Section 14A of the Exchange Act, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Your vote on this proposal will be advisory and non-binding on the Company and the Board and will not be construed as overruling a decision by the Company or the Board.  Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board.  However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

Frequency Vote

In addition to requesting the non-binding shareholder advisory approval of the Company’s executive compensation program, the Dodd-Frank Act also requires the Company to separately seek, once every six years, shareholder approval of how often the Company will seek advisory approval of the NEOs’ compensation (referred to as the frequency vote).  The Dodd-Frank Act requires that the Company present every one, two, or three years, or abstain, as voting alternatives for shareholders with respect to the frequency vote.

In the Company’s proxy statement for the 2011 Annual Meeting of Shareholders, the Board recommended, for various reasons, that shareholders vote for a non-binding advisory frequency vote on the compensation of our NEOs be held every three years.  Despite such recommendation, the option receiving the greatest number of shareholder votes at the 2011 Annual Meeting of Shareholders was for a non-binding advisory frequency vote every year.  Although this shareholder frequency vote was advisory and non-binding, the Board carefully considered the voting results.  In light of the shareholders’ vote on this proposal, the Board determined to follow the results of the shareholder voting and to include an annual executive compensation say on pay advisory vote in the Company’s future proxy materials, which is addressed above and included as Item 3 on your Proxy Card.  The Board expects to continue this practice of holding an annual advisory vote with respect to the compensation of our NEOs for the foreseeable future.  No frequency vote is occurring this year.

Required Shareholder Approval

For the non-binding advisory resolution relating to the compensation of the Company’s NEOs to be approved, more votes must be cast by all holders of shares of common stock, voting together as a single class, in favor of the proposal than are cast against it.  Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Company’s NEOs.  Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 3 on your Proxy Card).

PROPOSALS OF SHAREHOLDERS

If a shareholder wishes to submit a proposal for consideration at the 2016 Annual Meeting of Shareholders and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary no later than April 7, 2016.

If a shareholder wishes to submit a proposal for consideration at the 2016 Annual Meeting of Shareholders, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, in advance of the first anniversary of the 2015 Annual Meeting (in the event that the date of the 2016 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2016 Annual Meeting of Shareholders).  Such notice should be sent to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary.

Notwithstanding the foregoing, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the Director nominees or specifying the size of the increased Board at least 100 days prior to the first anniversary of the 2015 Annual Meeting (or if the 2016 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, at least 100 days prior to the date of the 2016 Annual Meeting), a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary no later than the close of business on the seventh day following the day on which such public announcement is made by the Company.

HOUSEHOLDING

Shareholders who share the same last name and address may receive only one copy of the E-Proxy Notice unless we receive contrary instructions from any shareholder at that address.  This is referred to as “householding.”  If you prefer to receive multiple copies of the E-Proxy Notice at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice, you may request that you receive only one copy.  Please direct requests for a copy of the E-Proxy Notice to The Finish Line, Inc., Attn: Corporate Secretary, Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, or by telephone at (317) 899-1022.

MISCELLANEOUS

The E-Proxy Notice contains instructions on how to access the Company’s Annual Report to Shareholders for the fiscal year ended February 28, 2015, which includes the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company.  You also may obtain copies of this Proxy Statement, the form of proxy relating to the Annual Meeting, and our Annual Report without charge from our website at www.finishline.com (click on the Investor Relations link), or from the SEC’s website at www.sec.gov, or at www.proxyvote.com.

The Company is not aware of any other business to be presented at the Annual Meeting.  If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher C. Eck
Senior Vice President, General Counsel and Corporate Secretary
Indianapolis, Indiana
June 5, 2015

THE FINISH LINE, INC. ATTN: CHRISTOPHER C. ECK 3308 NORTH MITTHOEFFER ROAD INDIANAPOLIS, IN 46235
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 15, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M94194-P67524	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE FINISH LINE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	To elect three Class II directors to serve on the Company's Board of Directors until the 2018 Annual Meeting of Shareholders:	☐	☐	☐

Nominees:
01) William P. Carmichael
02) Richard P. Crystal
03) Samuel M. Sato

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2016.	☐	☐	☐

3.	To approve a non-binding advisory resolution approving the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTORS OF THE COMPANY, FOR PROPOSALS 2 AND 3,  AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

THE FINISH LINE, INC.

CLASS A COMMON SHARES

Proxy for the Annual Meeting of Shareholders, July 16, 2015.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on
July 16, 2015, at 9:00 a.m. E.D.T. at Finish Line Customer Central located at
3308 N. Mitthoeffer Rd., Indianapolis, IN 46235

The undersigned, revoking all prior Proxies, hereby appoints Mark Clark and Brett Henry, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A Common Shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 16, 2015, and any adjournments or postponements thereof upon the matters stated on the reverse side and in the manner designated on the reverse side of this card.

Your vote is important. You are strongly encouraged to vote your proxy through the Internet in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete the reverse side of this card, sign and date where indicated, and return it in a postage paid envelope. If you do not submit a proxy through the Internet, or by returning a proxy, or attend the meeting and vote in person, shares directly owned cannot be voted.

Important Notice Regarding Availability of Proxy Materials

The Notice of Annual Meeting of Shareholders and Proxy Statement, 2015 Annual Report on Form 10-K of The Finish Line, Inc., and form of proxy for the Annual Meeting are also available, without charge, at www.finishline.com, or from the SEC's website at  www.sec.gov. You may also request a copy of these materials at  www.proxyvote.com or by sending an e-mail to  IR@finishline.com. Please make your request no later than July 2, 2015, to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials. For meeting directions please call (317) 899-1022, extension 5.

Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly.

continued and to be signed on reverse side